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                            STOCK PURCHASE AGREEMENT
                                  by and among

                        Armor Holdings Products, L.L.C.,
                                    as Buyer,

              Jack B. Corwin Revocable Trust, dated June 26, 1992,
    Gary W. and Carol D. French Revocable Trust, dated December 31, 1999, and
          The French Family Irrevocable Trust, dated December 31, 1999, as Sellers,

                             Bianchi International,

                                 AccuCase, LLC,

               Bianchi Gunleather and Leather Products Co., Inc.,

                                       and

                       the other parties signatory hereto

                          Dated as of November 5, 2004

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                                TABLE OF CONTENTS

                                      -ii-

                                     -iii-

                             EXHIBITS AND SCHEDULES

EXHIBITS
Exhibit A                    Seller Share Ownership
Exhibit B                    Corwin Restrictive Covenant
Exhibit C                    Escrow Agreement
Exhibit D                    French Restrictive Covenant
Exhibit E(i)-(v)             Releases
Exhibit F                    Opinion of Counsel
Exhibit G                    Consulting Agreement
Exhibit H                    Spousal Consent

SCHEDULES
Schedule Permitted
Exceptions                   Liens
Schedule 2.2                 Bianchi Stock Consideration
Schedule 2.3                 AccuCase Consideration
Schedule 5.1                 Ownership of Stock
Schedule 5.2                 Seller Authority
Schedule 5.3                 Seller Consents and Approvals
Schedule 5.4                 No Conflicts; No Violations
Schedule 6.1                 Company Organization
Schedule 6.2(d)              Options, Rights, Etc. to Acquire Company Stock
Schedule 6.2(e)              Company Subsidiaries
Schedule 6.3                 Litigation
Schedule 6.4                 Financial Information
Schedule 6.5                 Company Consents and Approvals
Schedule 6.6(a)              No Violations--Governing Documents
Schedule 6.6(b)              No Violations--Contracts Exceptions
Schedule 6.6(c)              No Violations--Liens Exceptions
Schedule 6.7                 Ownership or Possession of Assets
Schedule 6.8                 Contracts
Schedule 6.9                 Liabilities
Schedule 6.10                Accounts Receivable
Schedule 6.11(a)             Labor Matters
Schedule 6.11(b)             Reduction in Force Plan
Schedule 6.12(a)(i)          Employees
Schedule 6.12(a)(ii)         Employee Plans
Schedule 6.12(f)             Amendments to Employee Plans
Schedule 6.12(g)             Acceleration of Rights under Employee Plans
Schedule 6.13                Taxes
Schedule 6.15                Insurance
Schedule 6.16                Compliance with Laws
Schedule 6.17                Leased Facilities
Schedule 6.18                Fixed Assets
Schedule 6.19                Environmental Matters
Schedule 6.20(a)             Intellectual Property Exceptions
Schedule 6.20(b)             Intellectual Property
Schedule 6.20(c)             Intellectual Property Exceptions
Schedule 6.21                Absence of Certain Changes
Schedule 6.23                Related Party Transactions
Schedule 6.25                Customers and Suppliers
Schedule 6.26                Products
Schedule 6.28                Inventory
Schedule 8.6                 Third Party Consents
Schedule 8.11                Director and Officer Resignations
Schedule 10.3                Conduct of Business
Schedule 10.15               Termination of Certain Arrangements

                                      -iv-

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of
November 5, 2004, and is entered into by and among Armor Holdings Products,
L.L.C., a Delaware limited liability company ("Buyer"), Jack B. Corwin, as
Trustee of the Jack B. Corwin Revocable Trust, dated June 26, 1992 ("Corwin
Trust"), Gary W. French, as Trustee of the Gary W. and Carol D. French Revocable
Trust, dated December 31, 1999 ("French I Trust"), Gary W. French, as Trustee of
the French Family Irrevocable Trust, dated December 31, 1999 ("French II Trust", and collectively with the Corwin Trust and the French I Trust, the "Sellers");
Bianchi International, a California corporation ("Bianchi"), AccuCase, LLC, a
California limited liability company ("AccuCase") and Bianchi Gunleather and
Leather Products Co., Inc., a California corporation ("Bianchi Gunleather" and together with AccuCase and Bianchi, the "Companies"); and Armor Holdings, Inc.,
a Delaware corporation ("AHI"), Jack B. Corwin ("Corwin") and Gary W. French
("French"), provided that AHI, Corwin and French are parties to this Agreement only with respect to the provisions set forth immediately above their names on the signature pages hereto.

                                    RECITALS

         WHEREAS, Sellers own all of the issued and outstanding shares of capital stock (the "Bianchi Stock") of Bianchi, and all of the issued and outstanding membership interests (the "Interests") in AccuCase. The Bianchi
Stock and the Interests are collectively referred to herein as the "Shares";

         WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the Shares upon the terms and subject to the conditions set forth herein (the "Share Purchase"); and

         WHEREAS, AHI, Corwin and French will directly and indirectly benefit from the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the terms, conditions and other provisions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

1.1     Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "AccuCase" has the meaning set forth in the first paragraph hereto.

         "AccuCase Purchase Price" has the meaning set forth in Section 2.3.

         "Affiliate" means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Affiliated Companies" has the meaning set forth in Section 10.6(a).

         "Agreement" has the meaning set forth in the first paragraph hereto.

         "AHI" has the meaning set forth in the first paragraph hereto.

         "Alternative Transaction" means a transaction involving a merger, consolidation, recapitalization, reorganization or other business combination of any Company with any Person (other than Buyer), an acquisition involving all or a significant part of the capital stock or assets of any Company by any Person
(other than Buyer), or a material debt or equity investment (including debt convertible into equity) in any Company (other than a credit facility in the principal amount of $6,500,000.00 or less).

         "A/R Certificate" has the meaning set forth in Section 10.9(g).

         "A/R Deadline" has the meaning set forth in Section 10.9(a).

         "Assumed Net Working Capital" means $6,250,000.00

         "Audited Financial Statements" has the meaning set forth in Section
6.4.

         "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement, program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or benefits other than salary, which (i) is not a Welfare Plan or Pension Plan, (ii) is entered into, maintained, contributed to or required to be contributed to by a Company or under which a Company may incur any liability, and (iii) covers any employee or former employee of a Company (with respect to their relationship with a
Company).

         "Bianchi" has the meaning set forth in the first paragraph hereto.

         "Bianchi Assets" has the meaning set forth in Section 6.7.

         "Bianchi Gunleather" has the meaning set forth in the first paragraph hereto.

         "Bianchi Purchase Price" has the meaning set forth in Section 2.2.

         "Bianchi Stock" has the meaning set forth in the Recitals hereto.

         "Bonus Plan" means that certain bonus plan of the Company adopted in
2004, including all related documents such as the Award Agreements and the Bonus
Plan Trust.

         "Bonus Plan Deduction" has the meaning set forth in Section 10.7(a).

         "Bonus Plan Payment" has the meaning set forth in Section 2.2.

         "Bonus Plan Trust" means that trust to be formed after the date hereof
(which shall be in form reasonably satisfactory to Buyer) to hold and distribute funds to certain awardees under the Bonus Plan within seventy-five days after the Closing pursuant to the terms of the Bonus Plan.

         "Bonus Plan Trustee" means the trustee of the Bonus Plan Trust.

         "Business" means the businesses that the Companies are engaged in as of the date hereof.

         "Business Day" means any day other than a Saturday or a Sunday or a day on which national banks generally are authorized or required by law or regulation to close.

         "Business Tangible Property" means all machinery, vehicles and other depreciable (or fully depreciated) equipment owned, leased or licensed by the
Companies on the date of this Agreement.

         "Buyer" has the meaning set forth in the first paragraph hereto.

         "Buyer Closing Certificate" has the meaning set forth in Section 9.7.

         "Buyer Indemnification Cap" has the meaning set forth in Section
11.3(d).

         "Buyer Indemnified Parties" has the meaning set forth in Section
11.2(a).

         "Buyer Indemnifying Parties" has the meaning set forth in Section
11.3(b).

         "Buyer Officers' Certificates" has the meaning set forth in Section
9.6.

         "CERCLA" has the meaning set forth in Section 6.19(f).

         "Closing" has the meaning set forth in Article 4.

         "Closing Date" has the meaning set forth in Article 4.

         "Closing Date Receivables" has the meaning set forth in Section
10.9(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Companies" has the meaning set forth in the first paragraph hereto.

         "Company Officers' Certificates" has the meaning set forth in Section
8.7.

         "Company Transaction Expenses" means all fees and expenses (i) of all third parties providing Sellers or the Companies with services (including without limitation legal, accounting, investment banking and tax services) in connection with the sale of the Shares, the preparation and negotiation of this
Agreement and the Other Documents, and the transactions contemplated hereby and thereby, including without limitation, the fees of Harris Williams &
Co., Munger, Tolles & Olson LLP and Swenson Advisors LLP, and (ii) incurred by
Sellers or the Companies in connection with obtaining the consents specified on
Schedule 8.6.

         "Consulting Agreement" has the meaning set forth in Section 10.16(b).

         "Contemplated Businesses" means the businesses that the Companies contemplate, as of the date hereof, entering into, as more fully described in the spiral bound confidential information memorandum provided by Harris Williams
& Co. to AHI or its agents on or about July 29, 2004. With respect to the
Restrictive Covenants only, "Contemplated Business" shall include the business of designing, manufacturing and marketing baby carriers and headgear.

         "Corwin" has the meaning set forth in the first paragraph hereto.

         "Corwin Parties" means the Corwin Trust and Jack Corwin.

         "Corwin Restrictive Covenant" means the Restrictive Covenant Agreement between Buyer and Corwin in the form of Exhibit B.

         "Corwin Trust" has the meaning set forth in the first paragraph hereto.

         "Corwin Trust Agreement" has the meaning set forth in Section 5.2(b).

         "Credit Facility" means that certain Amended and Restated Revolving
Credit Loan and Security Agreement, dated January 4, 1994, as amended and restated as of June 6, 2003 by and between Bianchi and Comerica Bank-California, or any successor credit facility or Debt agreements, if any.

         "Credit Facility Payoff Amount" has the meaning set forth in Section
2.2.

         "Damages" has the meaning set forth in Section 11.2(f).

         "Debt" means indebtedness for borrowed money, financing or capitalized lease obligations, sale and leaseback transactions, synthetic lease obligations and any other liability generally regarded as indebtedness for borrowed money in accordance with GAAP, or any guarantees thereof. "Debt" shall not include (i)
any credit card indebtedness incurred in the Ordinary Course of Business, (ii)
indebtedness under the Agreement between Bianchi and Cananwill, Inc. dated July
2, 2004, and (iii) indebtedness under the Agreement between Wells Fargo Merchant
Services, LLC, Wells Fargo Bank, NA and Bianchi, dated February 20, 2004.

         "Disclosure Schedules" means the schedules to this Agreement delivered by Sellers to Buyer on the date hereof.

         "DISC" has the meaning set forth in Section 6.13(m).

         "Employee Plans" means all Benefit Arrangements, Pension Plans and
Welfare Plans.

         "Environmental Laws" means all Laws enacted and in effect on or prior to the Closing Date relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Occupational Safety and
Health Act, 29 U.S.C. ss. 651 et seq., the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq., the
Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., the Clean
Water Act, 33 U.S.C. ss. 1251, et seq., and the Clean Air Act, 42 U.S.C. ss.
740l-7671q.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "Escrow Agent" means U.S. Bank, N.A.

         "Escrow Agreement" means that certain Escrow Agreement by and among
Buyer, Sellers and the Escrow Agent substantially in the form of Exhibit C.

         "Escrow Amount" has the meaning set forth in Section 2.2.

         "Escrow Payment" has the meaning set forth in Section 2.2.

         "Excluded Taxes" has the meaning set forth in Section 11.6(a).

         "Financial Statements" has the meaning set forth in Section 6.4.

         "French" has the meaning set forth in the first paragraph hereto.

         "French I Trust" has the meaning set forth in the first paragraph hereto.

         "French I Trust Agreement" has the meaning set forth in Section 5.2(b).

         "French II Trust" has the meaning set forth in the first paragraph hereto. "French II Trust Agreement" has the meaning set forth in
         Section 5.2(b).

         "French Parties" means the French I Trust, the French II Trust and
French.

         "French Restrictive Covenant" means the Restrictive Covenant Agreement between Buyer and French in the form of Exhibit D.

         "GAAP" means United States generally accepted accounting principles consistently applied with prior periods, and unless otherwise specified, as in effect as of the date hereof or, in the case of the Financial Statements, in effect as of the date thereof or during the periods covered thereby.

         "Government Contracts" has the meaning set forth in Section 6.8.

         "Governmental Authorization" has the meaning set forth in Section
6.6(d).

         "Governmental Entity" means any domestic, international, foreign, national, multinational, territorial, regional, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission or tribunal or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, and shall include any local, state or federal Attorney General.

         "Governmental Prohibition" has the meaning set forth in Section 8.3.

         "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person with respect to any indebtedness or other obligations of any other Person that have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

         "Hazardous Substance(s)" means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant or infectious waste, or words of similar import, in any of the
Environmental Laws, or chemicals or compounds that are otherwise subject to regulation, control or remediation under the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, and chemicals which may cause cancer or reproductive toxicity.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976, as amended.

         "HSR Fee" means the statutory filing fee to be paid pursuant to the HSR
Act in connection with attempting to secure antitrust clearance thereunder.

         "HSR Notifications" means the notification and report forms contemplated to be filed under the HSR Act.

         "Indemnified Party" has the meaning set forth in Section 11.2(e).

         "Indemnifying Party" has the meaning set forth in Section 11.2(e).

         "Independent Accountant" means Grant Thornton, LLP, or, if it cannot or refuses to act, BDO Seidman, LLP.

         "Intellectual Property" means any patents, copyrights (published or unpublished), trademarks and service marks (registered or unregistered), applications for any of the foregoing and trade names, trade dress, logos, trade secrets, inventions, discoveries, software, technical information, process technology, plans, drawings, blueprints or know-how.

         "Interests" has the meaning set forth in the Recitals hereto.

         "Interim Balance Sheet" means the unaudited consolidating balance sheet of the Companies as of October 4, 2004.

         "Interim Financial Statements" has the meaning set forth in Section
6.4.

         "Inventory Reserve" has the meaning set forth in Section 10.23.

         "Laws" means all international, foreign, federal, state, local and other domestic laws, statutes, ordinances, rules and regulations enacted and in effect on or prior to the Closing Date.

         "Leased Facilities" has the meaning set forth in Section 6.17.

         "License Agreements" has the meaning set forth in Section 6.20(a).

         "Liens" means any liens, claims, security interests, deeds of trust, pledges, charges, conditional sales contracts, options, right of first refusal, mortgages or encumbrances.

         "Material Adverse Effect" or "Material Adverse Change" means any change, effect, circumstance, development, event, occurrence or state of facts with respect to the Companies that has had, is, or would reasonably be expected to be, materially adverse to the business, customer or supplier relationships, distribution channels, properties, assets, financial condition, or results of operations of the Companies, taken as a whole, other than (a) with respect solely to the revenue of the Bianchi law enforcement division of the Companies, any change, effect, circumstance, event, occurrence, state of facts or development relating to (i) the economy in general, (ii) the industry in which the Companies operate in general and not specifically relating to the Companies,
(iii) the announcement of this Agreement or of the intention to sell the
Companies, or (iv) the transactions contemplated by this Agreement or the Other
Documents; and (b) with respect to all other matters, the economy in general.

         "Material Agreements" has the meaning set forth in Section 6.8.

         "Material Intellectual Property" has the meaning set forth in Section
6.20(a).

         "Minimum Threshold" has the meaning set forth in Section 11.3(a).

         "Net Working Capital" means the combined current assets of the
Companies (net of any applicable reserves and less any prepaid expenses to
Huntington Holdings, Inc.) plus an amount equal to the Inventory Reserve minus the current liabilities of the Companies, all as determined in accordance with
GAAP, excluding Debt, any assets or liabilities associated with the Bonus Plan and Company Transaction Expenses.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

         "Other Documents" means the Escrow Agreement, the Restrictive
Covenants, the Releases, the Company Officers' Certificates, the Buyer Officers'
Certificates, the Buyer Closing Certificate, the Seller Closing Certificate, the
Trustee Certificate, the Spousal Consent, the A/R Certificate, and the stock powers and assignments contemplated in Section 8.5.

         "Pension Plan" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA.

         "Per Diem Taxes" has the meaning set forth in Section 11.6(c)(i).

         "Permitted Exceptions" means (i) any Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Interim Financial
Statements or have been established subsequent to the date of such Interim
Financial Statements; (ii) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of law or incurred or made in the Ordinary
Course of Business not yet due or that are being contested in good faith and for which adequate reserves have been established on the Interim Financial
Statements or have been established subsequent to the date of such Interim
Financial Statements; (iii) imperfections of title that, individually or in the aggregate, do not adversely restrict or affect the current use and enjoyment of any material property or assets of the Companies and (iv) Liens disclosed on
Schedule Permitted Exceptions.

         "Person" means any person or entity, whether an individual, trustee, corporation (including any non-profit corporation), general or limited partnership, limited liability company, Governmental Entity, joint venture, estate, trust, association, organization or other entity of any kind or nature.

         "Post-Closing Tax Period" means any Tax Period beginning on or after the Closing Date and that portion of any Straddle Period beginning after the
Closing Date.

         "Pre-Closing Tax Period" means any Tax Period ending on or before the
Closing Date and that portion of any Straddle Period ending on the Closing Date.

         "Product" has the meaning set forth in Section 6.26(a).

         "Receivables" has the meaning set forth in Section 6.10.

         "Reporting Requirements" has the meaning set forth in Section
10.3(b)(xvii).

         "Releases" means the Releases to be executed by the Corwin Parties and the French Parties in the form of Exhibits E(i)-(v).

         "Restrictive Covenants" means the Corwin Restrictive Covenant and the
French Restrictive Covenant, collectively.

         "Review Period" has the meaning set forth in Section 3.2(a).

         "RIF Plan" has the meaning set forth in Section 10.12.

         "Securities Act" has the meaning set forth in Section 7.7.

         "Seller" or "Sellers" has the meaning set forth in the first paragraph hereto.

         "Seller Closing Certificate" has the meaning set forth in Section 8.8 hereto.

         "Seller Indemnified Parties" has the meaning set forth in Section
11.2(d).

         "Seller Indemnifying Parties" has the meaning set forth in Section
11.3(a).

         "Seller Indemnification Cap" has the meaning set forth in Section
11.3(c).

         "Share Purchase" has the meaning set forth in the Recitals hereto.

         "Shares" has the meaning set forth in the Recitals hereto.

         "Spousal Consent" means the Spousal Consent to be executed by the spouse of French in the form of Exhibit H.

         "Straddle Period" means any Tax Period that begins before and ends after the Closing Date.

         "Subsidiary" means, with respect to any Person, any person, whether or not capitalized, in which such Person, directly or indirectly, (i) has ownership of securities or other interests having the power to elect a majority of the
Board of Directors or similar governing body of such corporation or other entity, or (ii) the power to direct the business and policies of that corporation or other entity.

         "Tax Authority" means any Governmental Entity or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

         "Tax Claim" has the meaning specified in Section 11.6(d).

         "Tax Period" means any period prescribed by any Tax Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

         "Tax Returns" means any report, return, information return, election, document, estimated tax filing, declaration or other filing provided or required to be provided to any Tax Authority or jurisdiction with respect to Taxes, including any amendments thereto.

         "Taxes" means all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including, without limitation, all federal, state, local, municipal, county, foreign and other income, franchise, profits, capital gains, capital stock, capital structure, transfer, gross receipt, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including taxes under Code Section 59A), alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any Governmental Entity (domestic or foreign), penalties and interest, and any transferee or

secondary liability in respect of any tax (whether by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined or unitary group or otherwise and any tax liabilities of another party related thereto by operation of Treas.
Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law)
or by contract.

         "Third Party Claims" has the meaning set forth in Section 11.2(e).

         "Threshold Amount" has the meaning set forth in Section 11.3(a).

         "Transfer Taxes" has the meaning set forth in Section 10.7(d).

         "Trustee Certificates" has the meaning set forth in Section 8.9 hereto

         "Welfare Plan" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA.

         "Work Interference" has the meaning set forth in Section 6.11 hereto

                                   ARTICLE 2

                           SALE AND PURCHASE OF SHARES

2.1 Purchase of Shares. Subject to the terms and conditions set forth herein, on the Closing Date, the Sellers shall sell to the Buyer, and the Buyer shall purchase from the Sellers, all of Sellers' right, title and interest in and to the Shares, which shall constitute one hundred percent (100%) of the issued and outstanding capital stock of Bianchi and one hundred percent (100%) of the issued and outstanding membership interests in AccuCase. At the Closing, the
Sellers shall deliver to Buyer (i) certificates representing all of the outstanding shares of the Bianchi Stock together with stock powers separate from the certificates duly executed by the Sellers in blank and (ii) assignments for all of the Interests in AccuCase.

2.2 Bianchi Stock Consideration. Subject to adjustment as set forth in Article
3, the aggregate purchase price for all of the issued and outstanding shares of
Bianchi Stock is an amount equal to $59,900,000 (the "Bianchi Purchase Price").
The Bianchi Purchase Price shall be payable by Buyer as follows:

         (i)   $3,000,000.00 (the "Escrow Amount") payable to Escrow Agent by wire transfer in immediately available funds to be delivered, held and distributed pursuant to the terms and conditions of the
               Escrow Agreement (the "Escrow Payment");

         (ii)  an amount equal to the aggregate amount of liabilities and indebtedness owing under the Credit Facility payable by wire transfer in immediately available funds to the lender thereunder
               (the "Credit Facility Payoff Amount");

                                       10

         (iii) to the extent not paid prior to the Closing (it being agreed that a letter from the Bonus Plan Trustee indicating receipt of the specified funds prior to Closing shall be evidence of such payment), the amounts payable to the Bonus Plan Trustee pursuant to the Bonus Plan, the exact amounts of which shall be determined pursuant to the Bonus Plan payable by wire transfer in
               immediately available funds to the Bonus Plan Trustee (it being agreed that such amounts payable at Closing pursuant to this clause (iii) of Section 2.2, together with any amounts previously paid to the Bonus Plan Trustee, shall not be less than
               $2,000,000) (the "Bonus Plan Payment");

         (iv)  an aggregate amount equal to the Bianchi Purchase Price less the sum of the Escrow Payment, the Credit Facility Payoff Amount and
               the Bonus Plan Payment, if any, payable by wire transfer in immediately available funds to the Sellers in such percentages as set forth on Schedule 2.2.

2.3 AccuCase Consideration. The aggregate purchase price for all of the issued and outstanding membership interests in AccuCase is an amount equal to $100,000
(the "AccuCase Purchase Price"). The AccuCase Purchase Price shall be payable by wire transfer in immediately available funds to the Sellers in such amounts as set forth on Schedule 2.3.

                                   ARTICLE 3

                        BIANCHI PURCHASE PRICE ADJUSTMENT

3.1      Bianchi Purchase Price Adjustment.

         (a) The Sellers covenant that the aggregate minimum Net Working Capital of the Companies shall be equal or above the Assumed Net Working Capital as at the close of business on the day prior to the Closing. If the amount of Net
Working Capital as at the close of business on the day prior to the Closing is less than the Assumed Net Working Capital, Buyer shall be entitled to indemnification for such deficiency, dollar for dollar, without regard to the
Threshold Amount or the Minimum Threshold, from the Escrow Amount pursuant to the terms of the Escrow Agreement. If Buyer is paid any such deficiency under this Section 3.1(a), Buyer may not make an indemnity claim pursuant to (i)
Section 11.6 or (ii) Section 11.2 for a breach of a representation or warranty in Article 6 or a breach of an agreement or a covenant in Section 10.7, in each case to the extent that (A) such breach arises from the facts and/or circumstances underlying such deficiency and (B) Buyer has received payment for such deficiency, provided, that Buyer shall not be excluded from making such indemnity claim for Damages in an amount that is in excess of amounts received from Sellers under clause (B) of this Section 3.1(a). If the amount of Net
Working Capital held by the Company as at the close of business on the day prior to the Closing is equal to or in excess of the Assumed Net Working Capital, no adjustment in favor of the Sellers shall be made.

         (b) Each of the Sellers and Buyer may reflect any adjustment made pursuant to this Agreement as an adjustment to the Bianchi Purchase Price for tax reporting purposes.

                                       11

3.2      Net Working Capital Review Procedures.

         (a) Dispute Procedures. Buyer shall have ninety (90) days after the
Closing Date (the "Review Period") to deliver a written notice to Sellers alleging that Sellers have breached Section 3.1(a) above. In such a case,
Sellers shall then have forty-five (45) days following receipt of such written notice to prepare their own statement of Net Working Capital. In connection with
Sellers' preparation of their statement of Net Working Capital pursuant to this
Section 3.2(a), Buyer shall give Sellers (including their agents and representatives) reasonable access, at reasonable times during normal business hours, to the books, records and other materials of the Companies and the personnel of, and work papers prepared by or for, the Companies or the
Companies' accountants or in the Companies' or the Companies' accountants'
possession to the extent that they relate to the Companies, including, without limitation, to such historical financial information relating to the Companies as the Sellers (including their agents and representatives) shall reasonably request in order to permit the timely preparation of their statement; provided, however, that all such information provided to Sellers or their agents or representatives shall be subject to the confidentiality obligations of Section
10.6 hereof. Buyer shall not be obligated to provide access to any Person unless such Person becomes bound to a written confidentiality agreement containing the provisions substantially the same as those set forth in Section 10.6 hereof.
After receipt of Seller's statement of Net Working Capital, Buyer and Sellers shall negotiate in good faith to resolve any disputes (and any dispute that is resolved by a written agreement between Buyer and Sellers shall be final and binding on the Buyer and Sellers for purposes of this Article 3). If no resolution is reached within fourteen (14) days following delivery by Sellers to
Buyer of Sellers' statement of Net Working Capital (or any earlier date on which either the Sellers or Buyer affirmatively terminates discussions in writing with respect to the dispute), then the dispute shall be submitted for resolution to the Independent Accountant. The Independent Accountant's resolution of the matters in dispute shall be final and binding on the parties. The Independent
Accountant shall make a determination as soon as practicable and in any event within thirty (30) days (or such other time as Buyer and the Sellers shall agree in writing) after its engagement.

         (b) Scope of Review of Independent Accountant. The scope of any dispute to be resolved by the Independent Accountant shall be limited to whether the amounts set forth on the parties' respective statements of Net Working Capital as at the close of business on the day prior to Closing were obtained from and in accordance with the books and records of the Companies and prepared in a manner consistent with this Agreement and the Companies' past practice
(including the basis of calculation of individual line items and the determination of allowances and reserves) and whether there were errors of fact or mathematical errors in the statements or in calculating Net Working Capital.

         (c) Fees and Expenses of the Independent Accountant. The fees and expenses of the Independent Accountant shall be borne equally by Buyer, on the one hand, and Sellers, on the other hand.

         (d) Access to Supporting Documentation. Buyer and Sellers shall each make readily available to the Independent Accountant all relevant work papers and books and records relating to the Companies and the computation of Net
Working Capital as are requested by the

                                       12

Independent Accountant and shall use commercially reasonable efforts to cooperate with the Independent Accountant in resolving any disputed matters.

         (e) If the Buyer fails to duly deliver a written notice to Sellers within the Review Period, it shall be deemed that Sellers did not breach Section
3.1(a) above and that the actual Net Working Capital was equal to or greater than the Assumed Net Working Capital.

                                    ARTICLE 4

                                     CLOSING

         The closing of the sale and purchase of the Shares and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, 26th Floor, New
York, New York 10019 at 10:00 a.m. local time as soon as practicable, but no later than two (2) Business Days after the first date on which all the conditions to Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived and in no event later than
December 31, 2004, or at such other time, place and date as Buyer and Sellers may mutually agree. The date on which the Closing occurs is referred to as the
"Closing Date." Without limitation of the foregoing, the parties hereto agree and acknowledge that upon receiving clearance pursuant to the HSR Act (whether through expiration of the waiting period or otherwise) to close the purchase and sale contemplated under this Agreement, the Sellers, on the one hand, and the
Buyer, on the other hand, will each use their commercially reasonable efforts to satisfy the other party's closing conditions pursuant to Article 8 or Article 9, as applicable, as promptly as practicable.

                                   ARTICLE 5

                REPRESENTATIONS AND WARRANTIES REGARDING SELLERS

         In order to induce Buyer to enter into the Agreement and the Other
Documents to which Buyer is a party and to consummate the transactions contemplated hereby and thereby, each of the Sellers, severally and not jointly, hereby represents and warrants to Buyer with respect to such Seller (and the
Shares owned by such Seller) as follows:

5.1 Ownership of Stock.Each Seller is the owner of all right, title and interest
(record and beneficial) in and to the number of Shares set forth opposite such
Seller's name on Exhibit A, free and clear of any Liens other than as set forth on Schedule 5.1. The delivery to Buyer of each Seller's Shares hereunder will transfer to Buyer good and valid title to all such Shares, free and clear of any
Liens including any claims or rights under any voting trust, stockholder or other agreements (other than Liens created by Buyer). Other than the Shares listed opposite the name of each Seller on Exhibit A and other than as set forth in Schedule 5.1, each Seller owns no right, title or interest (record or beneficial) to any shares of capital stock of the Companies or any other equity security of the Companies or right of any kind to have any such equity security issued.

                                       13

Except as specifically contemplated by this Agreement or as set forth in
Schedule 5.1, no Person has any agreement or option or any right or privilege
(whether pre-emptive or contractual) capable of becoming an agreement or option for the acquisition of such Seller's Shares.

5.2      Authority; Enforceability.

         (a) Except as set forth in Schedule 5.2, each Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and any Other Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Seller and such Other Documents to which such
Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of each Seller. Each of this Agreement and any of the Other Documents to which a Seller is a party will constitute (assuming due and valid authorization, execution and delivery by all other parties hereto and thereto) a valid and binding obligation of such party, enforceable against such party in accordance with its respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) general principles of equity.

         (b) The Corwin Trust was formed pursuant to the Jack B. Corwin
Revocable Trust dated June 26, 1992 (the "Corwin Trust Agreement"). The French I
Trust was formed pursuant to the Gary W. and Carol D. French Revocable Trust dated December 31, 1999 (the "French I Trust Agreement"). The French II Trust
was formed pursuant to the French Family Irrevocable Trust dated December 31,
1999 (the "French II Trust Agreement"). The Corwin Trust Agreement, the French I
Trust Agreement and the French II Trust Agreement are in effect and have not been rescinded or revoked, and the Corwin Trust, the French I Trust and the
French II Trust respectively created thereby are in effect.

         (c) Jack B. Corwin has full power and capacity to execute, deliver and perform this Agreement, and each of the Other Documents to which the Corwin
Trust is a party, as trustee on behalf of the Corwin Trust. No material approval, authorization or other action by, or filing with, any other Person, entity or agency is required at or prior to the closing of the transactions contemplated by this Agreement in connection with the execution, delivery and performance by Jack B. Corwin of each document to which the Corwin Trust is a party.

         (d) Gary W. French has full power and capacity to execute, deliver and perform this Agreement, and each of the Other Documents to which the French I
Trust or the French II Trust is a party, as trustee on behalf of the French I
Trust and the French II Trust. No material approval, authorization or other action by, or filing with, any other Person, entity or agency is required at or prior to the closing of the transactions contemplated by this Agreement in connection with the execution, delivery and performance by Gary W. French of each document to which the French I Trust or the French II Trust is a party.

5.3 Consents and Approvals. Except for (i) HSR Notifications and (ii) as set
forth on Schedule 5.3, no notices, reports, registrations or other filings are required to be made by Sellers with, nor are any consents, approvals or authorizations required to be obtained by Sellers from any Governmental Entity or any other Person, in connection with the execution, delivery or

                                       14

performance by Sellers, of this Agreement and the Other Documents to which such party is a party or the transactions contemplated hereby and thereby.

5.4 No Conflicts; No Violations. Except as otherwise set forth on Schedule 5.4, the execution, delivery and performance of this Agreement by a Seller and any
Other Document to which such party is a party does not (and the consummation of the transactions contemplated hereby or thereby by such party will not) conflict with, violate or result in a breach of or constitute a default (with or without notice or lapse of time, or both) under: (i) any provision of the Corwin Trust, the French I Trust or the French II Trust, as the case may be (ii) any agreement, instrument, permit, franchise, license, judgment or order applicable to such party, or (iii) any Laws.

5.5 Brokers and Finders. Except for Harris Williams & Co., whose fees and expenses shall be paid by Bianchi, no agent, broker, investment banker, intermediary, finder, or firm acting on behalf of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Seller in connection with this Agreement or upon consummation of the transactions contemplated hereby.

                                   ARTICLE 5A

           REPRESENTATIONS AND WARRANTIES REGARDING CORWIN AND FRENCH

         In order to induce Buyer to enter into the Agreement and the Other
Documents to which Buyer is a party and to consummate the transactions contemplated hereby and thereby, Corwin hereby represents and warrants to Buyer only with respect to Corwin, and French hereby represents and warrants to Buyer only with respect to French, as follows:

5A.1 Authority; Enforceability. He has the capacity to execute, deliver and perform his obligations under this Agreement and any Other Document to which he is a party, and to consummate the transactions contemplated hereby and thereby.
Each of this Agreement and any of the Other Documents to which he is a party will constitute (assuming due and valid authorization, execution and delivery by all other parties hereto and thereto) his valid and binding obligation, enforceable against him in accordance with its respective terms, subject to (i)
bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (ii) general principles of equity.

5A.2 Consents and Approvals. Except for HSR Notifications, no notices, reports, registrations or other filings are required to be made by him with, nor are any consents, approvals or authorizations required to be obtained by him from any
Governmental Entity or any other Person, in connection with the execution, delivery or performance by him, of this Agreement and the Other Documents to which he is a party or the transactions contemplated hereby and thereby.

5A.3 No Conflicts; No Violations. The execution, delivery and performance of this Agreement by him and any Other Document to which he is a party does not
(and the consummation of the transactions contemplated hereby or thereby by such party will not) (i) conflict with, violate or result in a breach of or constitute a default (with or without notice or lapse of time, or both)

                                       15

under any agreement, permit, franchise or license to which he is a party or by which his assets are subject, (ii) violate any judgment or order applicable to him or any of his assets, or (iii) violate any Laws.

5A.4 No Litigation. There are no claims, actions or proceedings pending or, to his knowledge, threatened, against him or any of his assets, other than claims, actions or proceedings that, individually or in the aggregate, are not material to his ability to perform his obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement by him.

                                   ARTICLE 6

             REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES

         In order to induce Buyer to enter into the Agreement and the Other
Documents to which Buyer is a party and to consummate the transactions contemplated hereby and thereby, the Companies and Sellers through the Closing
Date, and Sellers, severally (and not jointly), from and after the Closing Date, hereby represent and warrant to Buyer as follows:

6.1      Company Organization and Good Standing; Authority and Enforceability.

         (a) Except as set forth on Schedule 6.1, each Company (i) is duly organized, validly existing and in good standing under the laws of the State of
California, (ii) has all requisite power and authority to own, operate and lease properties and to carry on its business as now conducted, and (iii) is qualified to transact business and is in good standing in each state or jurisdiction in which the ownership of its property or conduct of its business requires such qualification. Schedule 6.1 lists, with respect to each Company, the jurisdiction in which it is organized and each jurisdiction in which it is qualified or licensed to do business.

         (b) Each Company has the power and authority to execute, deliver and perform its respective obligations under this Agreement and the Other Documents to which such Company is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this
Agreement and such Other Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of each Company. This Agreement and the Other
Documents, when executed by the other parties hereto and thereto, will constitute legally valid and binding obligations of each Company enforceable against such Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

6.2      Capitalization.

         (a) Bianchi has an authorized capitalization consisting of 2,500,000 shares of common stock, no par value per share, of which 1,198,783 shares are issued and outstanding and held of record by the Sellers as set forth in
Schedule 5.1 hereof. No shares are held in Bianchi's treasury. All outstanding shares of Bianchi have been duly authorized and validly issued and are

                                       16

fully paid and nonassessable, and none of them has been issued in violation of preemptive or similar rights.

         (b) As of the date hereof, all of the issued and outstanding shares of
Bianchi Gunleather are held beneficially and of record by Bianchi. No shares are held in Bianchi Gunleather's treasury. All outstanding shares of Bianchi
Gunleather have been duly authorized and validly issued and are fully paid and nonassessable, and none of them has been issued in violation of preemptive or similar rights.

         (c) All of the AccuCase membership interests have been validly issued and are fully paid and nonassessable, and none of them has been issued in violation of preemptive or similar rights.

         (d) Except as set forth in Schedule 6.2(d), there are no shares of capital stock or other equity interests in any Company that are reserved for issuance or subject to preemptive rights or any outstanding subscriptions, options, warrants, calls, rights or convertible or exchangeable securities or any other agreements or other instruments in effect, to which any Company is a party, relating to the issuance or repurchase by any Company of any shares of capital stock or other equity interests in any Company or giving any Person any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option to acquire such shares or other equity interests. Except as set forth on Schedule 6.2(d), there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights for which any Company has any liability.

         (e) Except as set forth in Schedule 6.2(e), the Companies have no
Subsidiaries and there is no corporation, partnership or other entity in which any Company directly or indirectly owns any equity or other ownership interest.

         (f) The Shares being sold hereunder constitute all of the issued and outstanding shares of capital stock of Bianchi and all of the issued and outstanding membership interests in AccuCase.

6.3 No Litigation. Except as set forth on Schedule 6.3: Other than workers'
compensation claims where the amount in controversy is $50,000 or less (a) there are no outstanding orders, awards, judgments, injunctions or decrees of any arbitrator or Governmental Entity against any Company or any of its assets or properties, (b) there are no actions, suits, written claims or legal, administrative or arbitration proceedings pending, or to the knowledge of
Sellers, threatened, before any Governmental Entity or arbitrator against any
Company or any of its assets or properties, and (c) the Sellers have no knowledge of, and the Companies have not received any written notice of, any pending investigations or reviews by any Governmental Entity with respect to any
Company or any of their respective assets or properties. Schedule 6.3 sets forth a complete and accurate list, description and outcome of any actions, suits, written claims or legal, administrative or arbitration proceedings in which any
Company was a party during the last five (5) years, other than actions, suits, written claims and proceedings relating to (i) Intellectual Property (which are addressed in Section 6.20) or (ii) any workers' compensation claims other than workers compensation claims where (i) the amount in controversy exceeded $50,000 and (ii) such claim was unresolved at any time on or after January 1, 2004.

                                       17

6.4 Financial Information. Attached as Schedule 6.4 are (a) audited combined balance sheets for the Companies for the year ended December 31, 2003 and audited combined statements of operations and cash flows for the fiscal years ended December 31, 2001, 2002 and 2003 (such financial statements, including the footnotes contained therein, the "Audited Financial Statements"), and (b) an unaudited combined balance sheet for the Companies as at October 4, 2004 and an unaudited combined statement of operations and cash flows for the nine-month period ended October 4, 2004 (such financial statements, including the footnotes contained therein, are referred to as the "Interim Financial Statements", and, together with the Audited Financial Statements, the "Financial Statements").
Except as ser forth in Schedule 6.4, The Financial Statements have been prepared in accordance with GAAP, except as indicated therein, consistently applied throughout the periods covered by each such statement, are consistent with the books and records of the Companies, fairly present, in all material respects, the combined financial condition of the Companies as of the respective dates and the results of operations and cash flows of the Companies for the respective periods then ended, as applicable, subject to, in the case of the Interim
Financial Statements: (i) the absence of notes and schedules and (ii) normal year end adjustments. The assets of the Companies reflected on the Financial
Statements are for the sole use of the Companies.

6.5 Consents and Approvals. Except for (i) HSR Notifications and (ii) as set
forth on Schedule 6.5, no notices, reports, registrations or other filings are required to be made by any Company with, nor are any consents, approvals or authorizations required to be obtained by any Company from, any Governmental
Entity or any other Person under any contract, agreement or other obligation to which any Company is party or by which its assets are bound, in connection with the execution, delivery and performance of this Agreement or any of the Other
Documents by Sellers and the consummation of the transactions contemplated hereby or thereby.

6.6 No Violations. The execution and delivery of this Agreement and the Other
Documents by Sellers does not, and the consummation of the transactions contemplated hereby or thereby to occur on or before the Closing Date will not:

         (a)  violate or contravene any provision of the certificate of incorporation or bylaws (or other comparable governing instrument)
              of any Company other than as set forth on Schedule 6.6(a);

         (b)  violate, conflict with, or constitute or result in a default, acceleration, termination or modification of the terms of, or entitle any party to declare such a default, or to accelerate, terminate or modify the terms of or under (with or without notice or lapse of time or both), any provision of any contract,
              agreement, or other obligation to which any Company is a party or by which any of its assets are bound, in all cases other than (i)
              as set forth in Schedule 6.6(b) and (ii) for any such matters that would not have a Material Adverse Effect;

         (c)  result in the creation or imposition of any Liens with respect to any of the assets or properties of any Company, in each case, other than (i) Permitted Exceptions and (ii) as set forth on
              Schedule 6.6(c); or

                                       18

         (d)  assuming that any authorizations, consents or approvals referred to in Section 6.5 are duly obtained, violate, contravene or conflict with any (i) Laws, (ii) award, judgment, decree, or other order of any Governmental Entity having jurisdiction over any
              Company or any of its assets or any arbitrator, or (iii)
              authorization, approval, consent, license, permit (including, but not limited to, any zoning or land use permit), registration, variance or other similar rights, approvals or authorizations from any Governmental Entity (each, a "Governmental Authorization")
              issued to any Company or required for any Company to lawfully conduct and operate its businesses in the manner it currently conducts and operates such businesses or to permit it to own and use its assets in the manner it currently owns and uses them.

6.7 Ownership or Possession of Assets. Except for those assets disposed of in the Ordinary Course of Business, other than as set forth on Schedule 6.7, and other than with respect to matters related to Intellectual Property (which are addressed in Section 6.20), the Companies own, possess or control all material assets owned by, leased and/or licensed to or possessed by the Companies on the date of this Agreement and all assets acquired through the Closing, as permitted or contemplated by this Agreement (such assets are hereafter called the "Bianchi
Assets"). The Bianchi Assets constitute all of the assets (i) which pertain to the Business and (ii) which are necessary to operate the Business as a going concern. All of the Bianchi Assets are reflected on the Interim Financial
Statements or were leased, acquired or disposed of in the Ordinary Course of
Business after the date of such Interim Financial Statements.

6.8 Contracts. Schedule 6.8 lists, among other things, the following contracts, agreements, arrangements, understandings and obligations to which any Company is a party:

         (a)  any agreement which by its express terms will involve expenditures or receipts by such Company in excess of $100,000 per year;

         (b)  any agreement under which such Company has created, incurred or assumed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which such Company has imposed a Lien on any of its assets, tangible or intangible, except for Permitted Exceptions;

         (c)  any agreement which establishes a partnership or joint venture;

         (d)  any agreement pursuant to which such Company is bound by non-competition covenants or otherwise prohibits such Company from entering into a line of business;

         (e)  any agreement for the employment of any individual providing for annual base salary and guaranteed bonus in excess of $100,000 in the aggregate;

         (f)  any Guaranty;

         (g)  any warranties made with respect to products manufactured, packaged, distributed or sold by a Company;

                                       19

         (h)  any partnership, stockholder, joint venture or similar agreement or arrangement to which a Company is a party or which otherwise governs any portion of the capital stock of the Company; and

         (i)  any material agreement for the provision of supplies or materials to a Company which are not otherwise readily available to such
              Company on similar terms and conditions.

         With respect to each such contract, agreement or obligation required to be listed in Schedule 6.8 pursuant to subsection (a) through (i) of this Section
6.8 (the "Material Agreements") and except as set forth on Schedule 6.8: (i) it is valid, existing and in full force and effect with respect to each party thereto, (ii) it will, with respect to each Company party thereto, continue to be valid, existing and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby other than by expiration of its own terms, and (iii) neither any Company, nor, to Sellers'
knowledge, any other party to such contract, agreement or obligation is in material breach or default under such contract, agreement or obligation, and no event has occurred which with notice or lapse of time would constitute a material breach or default by any Company, or, to Sellers' knowledge, any other such party, or permit termination, modification or acceleration by any other such party. Except as set forth on Schedule 6.8, none of the Sellers nor the
Companies have received written notice, or to the knowledge of Sellers oral notice, of the pending or threatened cancellation, revocation or termination of any of the Material Agreements. Sellers have previously furnished to the Buyer true, complete and correct copies of all written agreements, as amended, listed on Schedule 6.8.

         Except as otherwise indicated on Schedule 6.8, with respect to any contracts with a Governmental Entity providing for expenditures or receipts by the Company in excess of $100,000 ("Government Contracts") under which the
Company has continuing obligations for the delivery of product, the Company and, if necessary, each of the Sellers, have (i) complied in all material respects with all certifications and representations that they have executed, acknowledged or set forth with respect to each such Governmental Contract (true copies of which have been furnished to the Buyer); (ii) complied in all material respects with all clauses, provisions and requirements incorporated, by reference or by operation of law, into each such Governmental Contract; and
(iii) submitted certifications and representations with respect to each
Governmental Contract that were in all material respects accurate, current and complete when submitted, and were properly updated in all material respects to the extent required by law, regulation or the applicable Governmental Contract.
Except as otherwise indicated on Schedule 6.8, none of the Sellers nor the
Company have, with respect to any Governmental Contract: (i) received written notice, or to the knowledge of Sellers or the Company, oral notice that the
Company has breached or violated any law, regulation, statute, certification, representation, clause, provision, or requirement with respect to any such
Governmental Contract, (ii) received any show cause notice or cure notice with respect to any Governmental Contract, (iii) received any formal or informal determination that costs incurred under any such Government Contract have been questioned or disallowed, (iv) received any adverse decision from a contracting officer relating to any such Governmental Contract, (v) received any written, or to the knowledge of Seller, oral notice that monies due under any Governmental
Contract are or may be subject to withholding or setoff.

                                       20

6.9 Liabilities. The Companies have no debts, liabilities, commitments or obligations of any kind, character or nature whatsoever, contingent or otherwise, required by GAAP to be shown on a balance sheet except for (i)
liabilities, in the aggregate, set forth or reserved against in the Interim
Balance Sheet, (ii) liabilities which have arisen after October 4, 2004 in the
Ordinary Course of Business, (iii) liabilities disclosed on Schedule 6.9, and
(iv) liabilities contemplated or permitted by this Agreement.

6.10 Accounts Receivable. Schedule 6.10 contains a list of the aged trade accounts receivable of the Companies as of October 4, 2004 (the "Receivables").
Such Receivables arose in the Ordinary Course of the Business from goods delivered or services rendered by the Companies, and constitute valid claims, and are, to the Sellers' knowledge, likely to be collected in the Ordinary
Course of Business consistent with the past practices of the Companies, subject to customary reserves. Since October 4, 2004, the Companies have not received any written notice from or on behalf of any account debtor asserting any defense to payment or right of setoff with respect to any of the Receivables in excess of amounts reserved on the Interim Financial Statements. All Receivables are
recorded and booked on the books and records of the Company in accordance with
GAAP.

6.11     Labor Matters.

         (a) Except as set forth on Schedule 6.11(a), each Company has complied in all material respects with all Laws relating to the employment of the employees of the Companies set forth on Schedule 6.12(a)(i). No Company is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by them. There are no strikes, slowdowns, work stoppages, lockouts or boycotts in connection with the Business (collectively, referred to as "Work Interference"), and the Sellers have no knowledge of any pending or threatened Work Interference. There is no current union representation matter involving employees of any Company, and, to Sellers'
knowledge, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as set forth on Schedule 6.11(a), there are no unlawful labor practices, representation or other proceedings claimed, pending or, to the knowledge of
Sellers, threatened before any Governmental Entity with respect to any of the
Companies.

         (b) Attached as Schedule 6.11(b) is the Company's reduction in force plan with respect to the Company's California facilities in Temecula and
Calexico. As of the date hereof and at all times between the date hereof and the earlier of (i) the Closing or (ii) the termination of this Agreement, no Company has engaged in any reduction in force which triggers any obligations under the
WARN Act.

6.12     Employees and Employee Benefit Plans.

         (a) Employees. Schedule 6.12(a)(i) sets forth a complete and accurate statement of the name, hire date, current base compensation, bonus for 2003 and current title of each person employed by any Company as of the date of this
Agreement in the operation of the Business (which shall be updated as of the day prior to Closing). Schedule 6.12(a)(ii) sets forth a list of all employee policies, employee manuals and other written statements of rules or policies as to

                                       21

working , vacation and sick leave applicable to employees of the Company, complete and current copies of which have been previously provided to the Buyer.

         (b) Employee Plans. Schedule 6.12(a)(ii) contains a complete list of all Welfare Plans and Pension Plans. True and complete copies of each of the following documents have been made available to the Buyer: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements and summary plan descriptions, all amendments thereto, and all annuity contracts or other funding instruments), (ii) each Benefit Arrangement and a description of any such
Benefit Arrangement which is not in writing and, (iii) for the most recent plan year, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan and Pension Plan. Except for the
Welfare Plans and Pension Plans set forth on Schedule 6.12(a)(ii), the Company has not, since January 1, 1998, had, maintained, sponsored, administered, funded or contributed to any Welfare Plans and Pension Plans.

         (c) Pension Plans. No Pension Plan is subject to the minimum funding requirements of Title I of ERISA or Section 412 of the Code or Title IV of
ERISA. No Pension Plan is a multiemployer plan within the meaning of Section
4001(a)(3) of ERISA. No Company has incurred any liability to the Pension
Benefit Guaranty Corporation or with respect to any pension plan (as defined in
Section 3(2) of ERISA) subject to Title IV of ERISA, and no fact or circumstances exist which could reasonably result in any such liability. Each
Pension Plan that is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue
Service as to its qualified status or the remedial amendment period for such
Pension Plan has not yet expired.

         (d) Welfare Plans. None of the Companies has any obligation to make any payment to or with respect to any present or former employee of any Company pursuant to any retiree medical benefit plan, other than as may be required by federal or state law. Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in all material respects in compliance with the provisions of Parts 6 and 7 of Title I, subtitle B of
ERISA and Section 4980B of the Code at all times.

         (e) Compliance with Law. Each Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan including but not limited to ERISA and the
Code.

         (f) No Amendments. Since October 1, 2004, except as may be required by
Laws or as listed on Schedule 6.12(f), none of the Companies has any announced plan or commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan in such a manner as to increase the cost of such
Employee Plan to a Company.

         (g) No Acceleration of Rights or Benefits. Except as listed on Schedule
6.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any of the Employee Plans, including but not limited to the acceleration of the exercisability of any stock options, the acceleration of the vesting of any restricted stock or stock

                                       22

appreciation rights or any interest in any Pension Plan or Welfare Plan or the creation of rights under any severance, parachute or change of control agreement.

6.13     Taxes.  Except as set forth on Schedule 6.13:

         (a) Each Company has timely filed with the appropriate Tax Authority all Tax Returns required to be filed, and each such Tax Return was complete and accurate in all respects and was prepared in substantial compliance with all
Laws. The Companies are currently not the beneficiary of any extension of time within which to file any Tax Return. All Taxes due and owing by the Companies, whether or not shown on any Tax Returns, have been paid, or an adequate provision therefor has been made in the Interim Financial Statements.

         (b) All Taxes that the Companies have been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing or other Tax Authority.

         (c) No deficiencies for Taxes of the Companies have been claimed, proposed or assessed in writing by any Tax Authority. There are no pending or, to the knowledge of Sellers, threatened audits, suits, proceedings, actions or claims for or relating to any liability in respect of Taxes of the Companies.
The most recent audits of federal, state and local Tax Returns by the relevant
Tax Authorities have been completed for the periods set forth on Schedule 6.13 and except as set forth on Schedule 6.13, no Tax authority has sought to audit any Company since January 1, 1998 and none of the Sellers nor the Company has received notice of an audit of the records of any Company for purpose of verifying or disputing any Tax Returns, reports or related information and disclosures provided to such Tax Authority, or for the alleged failure of a
Company to provide any such Tax returns, reports or related information and disclosure.

         (d) There are no Liens for Taxes (other than Permitted Exceptions) upon the assets of the Companies.

         (e) None of the Companies is a party to or bound by any binding tax sharing, tax indemnity or tax allocation agreement or other similar arrangement with any other party.

         (f) Bianchi has in effect a valid election to be treated as an "S corporation," as that term is defined in Section 1361(a) of the Code and has had such valid elections in effect at all times since January 1, 2001. As of the date of this Agreement, Bianchi qualifies as, and will qualify as of the day before the Closing Date as, an "S corporation" as that term is defined in
Section 1361(a) of the Code. Since January 1, 2001, neither Bianchi nor the
Sellers (nor the beneficiaries of the Sellers) has taken any action or omitted to take any action, or will take any action or omit to take any action, which action or omission could result in the loss of "S corporation" status for
Bianchi for all periods from January 1, 2001 to and including the day before the
Closing Date. AccuCase since its inception has been taxed as a partnership within the meaning of the Code.

         (g) None of the Companies has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

                                       23

         (h) The Companies have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

         (i) The Companies have not engaged in any reportable transaction as defined in Treas. Reg. Section 1.6011-4.

         (j) None of the Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any tax period (or portion thereof) ending after the Closing Date as a result of any change in method of accounting for a taxable period ending on or prior to the
Closing Date.

         (k) None of the Companies has made any payments, is not obligated to make any payments, and has not become a party to any agreement (other than this
Agreement) that under certain circumstances could obligate it to make payments that are not or will not be, as the case may be, deductible under Section 280G or 162(m) of the Code.

         (l) The Sellers have previously provided or made available to the Buyer true, correct and complete copies of each of the federal, state, local, and other income tax returns filed by the Company for the past three fiscal years which were due, without regard to any extensions granted on or before the date hereof.

         (m) As of the date of this Agreement, Bianchi Gunleather has in effect a valid election to be taxed as a domestic international sales corporation
("DISC") as that term is defined in Section 992 of the Code and has had such valid election in effect, and has qualified as a DISC, at all times since
January 1, 1985., Up through the date that Bianchi ceases to own Bianchi
Gunleather as a separate entity, Bianchi Gunleather will continue to qualify as a DISC.

6.14 Licenses and Permits. The Companies possess all material permits, licenses, orders and approvals of any Governmental Entity that are required to permit them to carry on the Business as currently conducted by the Companies and all such permits and licenses are in full force and effect and each Company is in compliance with the terms and conditions of all such permits and licenses. To the knowledge of Sellers, no fact, condition or violation exists which might reasonably be expected to cause any of such permits and licenses not to be renewed by the appropriate Government Entity in the Ordinary Course of Business
or which might be expected to cause the revocation, termination, suspension or impairment of any such permits or licenses.

6.15     Insurance.

         (a) Schedule 6.15 sets forth an accurate and complete list of all insurance policies providing insurance coverage of any nature to the Companies, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy. Copies of (i) all such policies and pending applications, if any, and (ii) a summary of the Companies'
loss experience under such policies have been made available to Buyer.

         (b) No notice of cancellation or termination of any insurance policy listed in Schedule 6.15 has been received with respect to any such policy, each policy is in full force and effect and, to the knowledge of Sellers, each such policy is legally valid, binding and enforceable.

                                       24

         (c) During the past three (3) years, no Company has been denied insurance for any reason with respect to any insurance policy for which it applied. No Company is in breach or default under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and no Company has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Within the last three (3) years, no Company has incurred any material loss, damage, expense or liability known to such Company and covered by any such insurance policy for which it has not properly asserted a claim under such policy. Except as set forth on Schedule 6.15, the Company has no claim pending against any of the insurance carriers under such policies and the
Company has not made any claims under any such policy at any time since January
1, 2003.

6.16 Compliance with Laws. Except as disclosed in Schedule 6.16 and for matters that are the subject of the representations and warranties contained in Sections
6.3, 6.11, 6.12, 6.13, 6.14, 6.19 and 6.20, no Company is in violation of any
Laws which results in Damages to the Companies in excess of $40,000 for any single violation or a series of the same violation of the same Law (provided, that, for purposes of determining Damages for a series of the same violation of the same Law, a violation shall only be included in such calculation if such violation results in Damages in excess of $10,000). Each Company has conducted its business in a manner that complies with the U.S. Foreign Corrupt Practices
Act.

6.17     Real Property.

         (a) The Companies do not own any real property. Except as set forth on
Schedule 6.17, the Companies, as applicable, do not lease or sublease (as lessor, sublessor, lessee or sublessee) any real property (such scheduled real property, the "Leased Facilities"). The Companies, as applicable, hold the leasehold interest in the Leased Facilities free and clear of all Liens other than (i) Permitted Exceptions and (ii) restrictions and obligations under the underlying leases and applicable Laws. Sellers have previously provided to Buyer complete copies of all lease and sublease agreements relating to the Leased
Facilities.

         (b)   Except as described in Schedule 6.17, with respect to each Leased
               Facility:

         (i)   the lease or sublease is legally valid, binding and enforceable against the Company party thereto, and in full force and effect, and no material breach or default by the Company party thereto or, to the knowledge of Sellers, any of the other parties thereto exists, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

         (ii)  any building or improvements are in all material respects in good condition and working order (reasonable wear and tear excepted)
               and suitable for the operation of the Business as currently being conducted at such Leased Facility;

         (iii) no Person other than the Companies has any right to use or occupy any part of the Leased Facilities;

                                       25

         (iv)  the Company has not received any written notice, and the Sellers have no knowledge that, any landlord of the Leased Facilities has any plans to make any material alterations to any of the Leased
               Facilities, the construction of which would interfere with the use of any portion of the Leased Facilities by the Companies; and

         (v)   the Company has not received any written notice, and the Sellers have no knowledge of any pending, threatened or contemplated condemnation or eminent domain proceeding with respect to or affecting any portion of the Leased Facilities.

6.18     Fixed Assets.

         (a) Each Company has good and valid title to or a valid leasehold interest in its Business Tangible Property free and clear of any Liens other than Permitted Exceptions. The Business Tangible Property is in all material respects in good condition and working order (reasonable wear and tear excepted)
and suitable for the operation of the Business as currently being conducted.
Except for (i) those assets set forth on Schedule 6.18 and (ii) assets that are the subject of Material Agreements, there is no tangible property used in the
Company with a fair market value of greater than $10,000 owned or claimed to be owned by any third party which are used in the operation of the Business.

         (b) Except as set forth in Schedule 6.18, each item of Business
Tangible Property with a book value of greater than $10,000 is located at the
Leased Premises.

6.19     Environmental Matters.

         (a) To the Sellers' knowledge, except as set forth on Schedule 6.19, no
Hazardous Substances have been released into the environment in violation of any applicable Environmental Laws, or in quantities exceeding the reportable quantities as defined under Environmental Laws by any Company, in each case, which violation is a result of the acts of any Company.

         (b) The Companies are in compliance with Environmental Laws, except where noncompliance would not have a Material Adverse Effect and except as set forth on Schedule 6.19.

         (c) Except as set forth on Schedule 6.19, since September 30, 2002, no
Company has received any written notice of any actual, alleged or potential noncompliance with, liability under, or claimed violation of, any Environmental
Laws and, to Sellers' knowledge, there is no event or condition which could reasonably be expected to cause noncompliance with, liability under, or violation of, any such Environmental Laws.

         (d) To Sellers' knowledge, there are no underground storage tanks located at or on the Leased Facilities.

         (e) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement or the Other Documents shall impose any obligations on the Companies or

                                       26

Buyer or its Affiliates for site investigation, cleanup or consent of any
Governmental Entity or third parties under any Environmental Laws.

         (f) Except as set forth on Schedule 6.19, to Sellers' knowledge, none of the Companies have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance (including, without limitation, any hazardous substance), or owned, occupied or operated any facility or property, that has created or could reasonably be expected to create, liabilities of the Company, for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended ("CERCLA"), or any other
Environmental Laws. Except as set forth on Schedule 6.19, without limiting the generality of the foregoing, to Sellers' knowledge, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company, prevent, hinder or limit continued compliance with Environmental
Laws, create or could reasonably be expected to create any corrective, investigatory or remedial obligations pursuant to Environmental Laws or create or could reasonably be expected to create any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to
Environmental Laws (including, without limitation, those liabilities relating to onsite or offsite releases or threatened releases or hazardous materials, substances or wastes, personal injury, property damage or natural resources damage).

         (g) Neither the Company, nor any of the Sellers on behalf of the
Company, has either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other
Person relating to any Environmental Laws.

         (h) The representations and warranties contained in this Section 6.19 shall be the exclusive representations and warranties contained in this
Agreement with respect to Environmental Laws and Hazardous Substances.

6.20     Intellectual Property.

         (a) Except as set forth on Schedule 6.20(a), the Companies own, or have the valid right to use pursuant to agreements, licenses, contracts, sublicenses
(the "License Agreements") or otherwise, (i) all material Intellectual Property currently used in connection with the Business as currently conducted in the
United States and (ii) all material Intellectual Property currently used in connection with the Business as currently conducted in all countries or jurisdictions other than the United States (collectively, the "Material
Intellectual Property").

         (b) Schedule 6.20(b) sets forth a complete and accurate list of the following Intellectual Property used in connection with the Business as currently conducted (showing, where applicable in each case, the registered owner, title, mark or name, applicable jurisdiction, application number, registration number and date of filing or registration, if any): all United
States, international and state (where applicable) (i) issued patents and patent applications, (ii) trademark registrations and pending trademark applications;
(iii) copyright registrations and pending applications; (iv) material unregistered trademarks, service marks, trade names and logos under which the
Companies are presently conducting business and which are included in the current foreign and domestic catalogs of the Companies, (v) internet domain names, and (vi) websites, in each case used in the business of the Companies as currently conducted.

                                       27

         (c) Schedule 6.20(c) sets forth a complete and accurate list and description of all written or, to Seller's knowledge, oral (i) license agreements pursuant to which the Companies use any Intellectual Property which is material to the Business or (ii) material agreements, consents to use, licenses, contracts or sublicenses that are in effect pursuant to which any
Company grants others the right to use any Intellectual Property.

         (d) Except as set forth on Schedule 6.20(a), the Material Intellectual
Property set forth on Schedule 6.20(b) that is owned by the Company is solely and exclusively owned by the Company free and clear of all Liens (subject to
Permitted Exceptions), and, as for all registered Material Intellectual Property or for which an application is pending, the Company is listed in the records of the applicable United States, state or foreign agency, as the case may be, as the sole owner or assignee for each such registration and application. Except as set forth on Schedule 6.20(a), all of the Material Intellectual Property set
forth on Schedule 6.20(b) for which registrations have been issued are, to the
Sellers' knowledge, valid and subsisting, in full force and effect, all without challenge of any kind, and have not been abandoned, cancelled or expired. The
Companies have not received any written notification of any pending or threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registered or pending
Material Intellectual Property set forth on Schedule 6.20(b) that is owned by the Company.

         (e) Each Company takes reasonable measures to protect the
confidentiality of its trade secrets. To the knowledge of Sellers, no material trade secret of the Companies have been improperly disclosed or authorized to be disclosed to any third party in a manner which could reasonably be expected to result in a forfeiture of such trade secret.

         (f) Except as set forth on Schedule 6.20(a), to the knowledge of the
Sellers, the conduct of the Business as currently conducted does not infringe, misappropriate, or violate any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe). Except as set forth on Schedule
6.20(a), since January 1, 2003, none of the Companies has received any written notice of any pending or threatened claims or suits (i) alleging that any of the activities of the Companies or the conduct of the Business infringes or constitutes the unauthorized use of the Intellectual Property rights of any third party, or (ii) challenging the ownership, use, validity or enforceability of any Material Intellectual Property. Except as set forth on Schedule 6.20(a), to the knowledge of Sellers, no third party is misappropriating, infringing, diluting, or otherwise violating any of the Material Intellectual Property, and no such claims are pending against a third party by any of the Companies.

         (g) Except as set forth on Schedule 6.20(a), after the deliveries provided for in this Agreement will have occurred, neither the Sellers nor any current or former officer, director or employee of any Company will retain any rights of ownership with respect to any patents, trademarks, copyrights, trade secrets or inventions which are material and currently used in the Business as currently conducted.

         (h) The Company's computers do not have installed thereon any unlicensed copies of any mass market software that is available in consumer retail stores or otherwise commercially

                                       28

available to the general public and subject to "shrink-wrap" or "click-through"
license agreements.

         (i) To the knowledge of Sellers, other than (i) John Bianchi and his family with respect to the name "Bianchi" or (ii) Wayne Gregory and his family with respect to the name "Gregory", no former employee or officer of the
Companies or family member of any current or former employee or officer of the
Companies is using the name "Bianchi" or "Gregory" as a trade name or trademark in connection with the sale of products or services identical, related or similar to the products currently sold by the Companies.

6.21 Absence of Certain Changes. From December 31, 2003 to the date of this
Agreement, except as set forth on Schedule 6.21, there has been no Material
Adverse Change. Since December 31, 2003, the Companies have conducted the
Business in the Ordinary Course of Business. In addition to the foregoing, since
December 31, 2003 and except as set forth on Schedule 6.21 hereto or as otherwise permitted by this Agreement, no Company has, or with respect to matters following the date of this Agreement, has without Buyer's consent (or deemed consent in accordance with Section 10.3(b) of this Agreement): (a)
incurred any liability or obligation material to the Companies taken as a whole, other than in the Ordinary Course of Business, (b) made any increase in the annual rate of compensation of any officer or management employee with a base pay in excess of $100,000 per year or any bonus to such person that materially increased such person's total compensation, except for periodic increases or bonuses substantially consistent with prior practices, (c) permitted or suffered any Lien on any portion of its properties except for Permitted Exceptions, (d)
sold, assigned or transferred assets except for the sale of inventory and the sale or disposal of property in the Ordinary Course of Business, (e) purchased an equity interest in, or substantially all of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, (f) issued any new securities or granted any options, warrants or other securities exercisable or convertible into its securities, (g) paid any dividends or made any distributions, (h) amended its certificate of incorporation, bylaws or similar governing documents, (i) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or other equity interests or any option, warrant or other right to purchase or acquire any such shares or other equity interest; (j) materially changed any accounting method used by any Company; (k) entered into any agreement which would be a Material Agreement, or amended or terminated any existing Material
Agreement or received written notice, or to the knowledge of the Sellers, oral notice, of any such amendment or termination; (l) received notice of any adverse change in its relationship with any financial institution with which it currently does business; (m) cancelled, amended, delayed or postponed (beyond its normal practice) the payments of accounts payable and other liabilities required by GAAP to be reflected on a balance sheet, in amounts in the aggregate in excess of $25,000; (n) knowingly cancelled, knowingly compromised, knowingly waived or knowingly released any material right or material claim (or series of material rights or material claims without value); or (o) entered into any agreement to do any of the foregoing.

6.22 Brokers and Finders. Except for Harris Williams & Co., whose fees and expenses shall be paid by Bianchi at or prior to Closing, no agent, broker, investment banker, intermediary, finder or firm acting on behalf of the
Companies will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the Companies or in

                                       29

connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

6.23     Related Party Transactions.  Except as set forth in Schedule 6.23:

         (a) there is no indebtedness between any Company, on the one hand, and any Seller or any officer, director or employee of any Company or any Seller, or any of their immediate family members or other parties under their control, on the other (other than to another Company);

         (b) no Seller and no such officer, director or employee of any Seller or any Company or any immediate family member or other parties under their control of any of the foregoing owns, in whole or in part, or provides or causes to be provided to any Company, any assets, services or facilities of any Company
(other than from another Company);

         (c) no Company provides or causes to be provided any assets, services, or facilities to any Seller or such officer, director or employee of any Seller or any Company or any immediate family member or other parties under their control of any of the foregoing (other than to another Company);

         (d) no Company beneficially owns, directly or indirectly, any investment in or issued by any Seller or such officer, director, employee or
Affiliate of any Seller or any Company or any immediate family member of any of the foregoing (other than in another Company); and

         (e) no Company made any payment to any Seller or its Affiliates, officers, directors or employees or the immediate family members of any of the foregoing since the date of the Interim Financial Statements (other than compensation to employees of the Companies or pursuant to existing contractual or tax sharing arrangements disclosed on the Disclosure Schedules, if any).

         None of the Sellers (a) owns, directly or indirectly, any interest in any person which is a competitor of the Company (except for ownership of 1% or less of the securities of any Person referred to in this clause and to the extent such securities are listed on a national securities exchange or traded in an over the counter market).

6.24 Books and Records; Charter and Bylaws. The minute books and corporate records of the Companies contain accurate copies of the minutes of all formal board of directors, director committee or shareholders meetings and of all written consents executed in lieu of the holding of any such meeting, in each case to the extent such minutes or written consents include material actions of the board of directors or shareholders. All such minute books and other records have been made available to Buyer. Complete and correct copies of the charter and bylaws (or similar governing instruments) of each of the Companies have been made available to Buyer.

6.25 Customers and Suppliers. Set forth on Schedule 6.25, are the top ten (10)
customers of, and the top ten (10) suppliers to, the Companies, taken as a whole, in each case measured by dollar volume, and since December 31, 2003, except as set forth on Schedule 6.25, none of such parties have: (a) notified any of the Companies that it intends to discontinue its relationship with the
Companies; (b) notified any of the Companies that it intends to reduce its trading with, or

                                       30

provision of supplies to, the Business, or (c) materially changed the terms on which it is prepared to trade with or supply the Companies (other than normal price and quota changes). To Sellers' knowledge, except as disclosed on Schedule
6.25, no facts, circumstances or conditions exist which create a reasonable basis for believing that any of the Companies will be unable to continue to procure the supplies and services necessary to conduct its business on substantially the same terms and conditions as such supplies and services are currently procured. To Sellers knowledge, except as disclosed on Schedule 6.25, there will not be any Material Adverse Change in the relations of the Companies with their respective customers, suppliers, contractors, licensors and lessors, as a result of the announcement or consummation of the transactions contemplated by this Agreement. To the Sellers' knowledge, except as disclosed on Schedule
6.25, no major customer or supplier has experienced any type of work stoppage or other material adverse circumstances or conditions that may jeopardize or adversely affect the Companies' future relationship with any major customer or supplier. Except as disclosed on Schedule 6.25, the Companies does not have any pending disputes or controversies with any major customer or supplier of the
Seller.

6.26     Products.

         (a) To the knowledge of Sellers, there exists no set of facts which will or might be reasonably expected to furnish a basis for the recall, withdrawal or suspension of any product, permit, license, approval or consent of any Governmental Entity with respect to any product distributed or sold by the
Company (a "Product"), (i) which could have a Material Adverse Effect on the continued operation of the business of the Company or (ii) which will or might be reasonably expected to result in liability in excess of $50,000 on account of
Product warranties. To the knowledge of Sellers, there are no defects in the designs, specifications, or process with respect to any Product sold or otherwise distributed that will give rise to any Damages or that will cause such
Products to not be useable as intended or marketed. There has not been any product recall of any Product since October 1, 1998 that resulted in a Material
Adverse Effect.

         (b) Schedule 6.26 sets forth a list and brief description of all material adverse correspondence received or sent by or on behalf of the Company during the past three (3) years in connection with an inquiry by a Governmental
Entity (other than in a commercial vendor/vendee relationship) with respect to the quality, design or safety of Products of the Companies. Copies of all such correspondence have been previously delivered to Buyer.

6.27 Absence of Certain Business Practices. None of the Sellers, the Companies
nor their Affiliates or, to the knowledge of Sellers, any other Person acting on behalf of or associated with the foregoing parties, acting alone or together, has with respect to the business or activities of the Companies (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Companies has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company or other Person who is or may be in a position to help or hinder the business of the Companies (or assist the Company in connection with any actual or proposed transaction) which, in the case of clauses (a) and (b), (i) will or might reasonably be expected to subject the Company to any damage or any penalty in any civil, criminal or governmental litigation or

                                       31

proceeding, or (ii) if not continued in the future might reasonably be expected to have a Material Adverse Effect.

6.28 Inventory Valuation. Except as set forth on Schedule 6.28, the amounts of the inventories reflected on the Financial Statements and on the books and records of the Company have been determined in accordance with GAAP.

6.29 Other Businesses. Other than the Contemplated Businesses, the Companies have no plans to enter into any new lines of business.

                                   ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         In order to induce Sellers to enter into the Agreement and the Other
Documents to which Sellers are a party and to consummate the transactions contemplated hereby and thereby, Buyer hereby represents and warrants to Sellers as follows:

7.1 Buyer Organization and Good Standing. It (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the
State of Delaware, (b) has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and (c) is duly qualified to transact business and in good standing in each state or jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for failures to so qualify that, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement by it.

7.2 Authority; Enforceability. It has the power and authority to execute, deliver and perform its obligations under this Agreement and the Other Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such
Other Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part. This Agreement and the Other Documents, when executed by the other parties hereto and thereto, will constitute its legally valid and binding obligations, enforceable against its in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

7.3 Consents and Approvals. Except for the HSR Notifications, no notices, reports, registrations or other filings are required to be made by it with, nor are any consents, approvals or authorizations required to be obtained by it from, any Governmental Entity or any other Person in connection with the execution, delivery and performance of this Agreement or, at the time of their execution, the Other Documents, by it, in each case except for those the failure of which to make or obtain, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement by it.

                                       32

7.4 No Conflicts; No Violations The execution and delivery of this Agreement and the Other Documents do not, and the consummation of the transactions contemplated hereby or thereby will not, conflict with or result in a breach of or constitute a default (with or without notice or lapse of time or both) under
(a) any provision of its charter documents or bylaws, (b) any agreement, instrument, permit, franchise, license, judgment or order, applicable to it or its properties or assets, other than such conflicts, violations, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement by it.

7.5 Funds Available. Buyer currently has available all the funds necessary to pay the Bianchi Purchase Price and the AccuCase Purchase Price to Sellers and to
discharge its other obligations under this Agreement and the Other Documents.
Buyer's ability to consummate the transactions contemplated hereby is not contingent upon its ability to obtain financing.

7.6 Brokers and Finders. It has not incurred, and shall not incur, directly or indirectly, any liability for any broker's or finder's fees or any other commission or similar fee in connection with this Agreement or any transaction contemplated hereby.

7.7 Securities Act. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the
Securities Act of 1933, as amended (the "Securities Act"), in any manner that would be in violation of the Securities Act. Buyer has not, directly or indirectly, offered the Shares to anyone or solicited any offer to buy the
Shares from anyone, so as to bring the offer and sale of the Shares within the registration requirements of the Securities Act. Buyer will not sell, convey, transfer or offer for sale any of the Shares except upon compliance with the
Securities Act and any applicable state securities or "blue sky" laws or pursuant to any exemption therefrom.

7.8 No Litigation. There are no claims, actions or proceedings pending or, to its knowledge, threatened, against it or any of its assets, other than claims, actions or proceedings that, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement by it.

                                   ARTICLE 7A

                      REPRESENTATIONS AND WARRANTIES OF AHI

         In order to induce Sellers to enter into the Agreement and the Other
Documents to which Sellers are a party and to consummate the transactions contemplated hereby and thereby, AHI hereby represents and warrants to Sellers as follows:

7A.1 AHI Organization and Good Standing. It (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(b) has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and (c) is duly qualified to transact business and is in good standing in each state

                                       33

or jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for failures to so qualify that, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement by it.

7A.2 Authority; Enforceability. It has the power and authority to execute, deliver and perform its obligations under this Agreement and the Other Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such
Other Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part. This Agreement and the Other Documents, when executed by the other parties hereto and thereto, will constitute its legally valid and binding obligations, enforceable against its in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

7A.3 Consents and Approvals. Except for HSR Notifications, no notices, reports, registrations or other filings are required to be made by him with, nor are any consents, approvals or authorizations required to be obtained by him from any
Governmental Entity or any other Person, in connection with the execution, delivery or performance by him, of this Agreement and the Other Documents to which he is a party or the transactions contemplated hereby and thereby, in each case except for those the failure of which to make or obtain, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement by it.

7A.4 No Conflicts; No Violations. The execution and delivery of this Agreement and the Other Documents do not, and the consummation of the transactions contemplated hereby or thereby will not, conflict with or result in a breach of or constitute a default (with or without notice or lapse of time or both) under
(a) any provision of its charter documents or bylaws, (b) any agreement, instrument, permit, franchise, license, judgment or order, applicable to it or its properties or assets, other than such conflicts, violations, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement by it.

7A.5 No Litigation. There are no claims, actions or proceedings pending or, to its knowledge, threatened, against it or any of its assets, other than claims, actions or proceedings that, individually or in the aggregate, are not material to its ability to perform its obligations hereunder and are not reasonably likely to prohibit or restrict or delay the performance of this Agreement by it.

                                       34

                                   ARTICLE 8

                        CONDITIONS OF BUYER'S OBLIGATIONS

         The obligation Buyer to consummate the Share Purchase and to take the other actions to be taken by Buyer at Closing is subject to the fulfillment or waiver of each of the following conditions, provided, that, no condition set forth in this Article 8 shall constitute a condition to the obligations of Buyer to consummate the Share Purchase if the failure to satisfy such condition is principally caused by any act or omission of AHI, Buyer or any of their
Affiliates:

8.1 Representations and Warranties. The representations and warranties of the
Corwin Parties, the French Parties and the Companies contained in this Agreement and any of the Other Documents, shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects), as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that are expressly made as of an earlier date which need only be true and correct in all material respects or true and correct, as the case may be, as of such earlier date).

8.2 Covenants and Agreements. The Corwin Parties, the French Parties and the
Companies shall have performed, satisfied and complied with, in all material respects, all of the respective covenants and agreements required to be performed by them at or prior to the Closing Date by such parties under this
Agreement.

8.3 Litigation. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, injunction, judgment, order, decree, ruling or charge (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or challenges the validity or legality of the Share Purchase or the other transactions contemplated by this Agreement (each, a "Governmental
Prohibition"), and no Person shall have instituted any action, suit or proceeding (i) relating to this Agreement or any of the Other Documents, or any of the transactions contemplated hereby or thereby, (ii) seeking a Governmental
Prohibition or (iii) that would have a Material Adverse Effect.

8.4 HSR Act; Governmental Approvals. The waiting period applicable to the Share
Purchase under the HSR Act shall have expired or been terminated and all the notices, reports, registrations and other filings with, and all consents, approvals and authorizations from, any Governmental Entity shall have been made or obtained, as the case may be, except for any such filings and approvals the failure of which to make or obtain would not (i) have a Material Adverse Effect or (ii) materially adversely affect the ability of the Corwin Parties or the
French Parties to perform their obligations hereunder.

8.5 Receipt of Shares and Assignments. Buyer shall have received from Sellers
(i) certificates evidencing all of the then issued and outstanding Bianchi
Stock, accompanied by stock powers duly executed in blank, in proper form for transfer, and (ii) assignment instruments transferring all of the Interests in
AccuCase in proper form for transfer.

                                       35

8.6 Third-Party Consents. The Companies or the Sellers shall have procured all of the third party consents specified in Schedule 8.6.

8.7 Officers' Certificate With Respect to the Companies. Buyer shall have received certificates reasonably acceptable to Buyer, dated the Closing Date, executed by an Officer or a Manager, as the case may be, of each of the
Companies, as applicable, certifying as of the Closing Date (i) a true and complete copy of the certificate of incorporation and bylaws or Certificate of
Formation and Operating Agreement, as the case may be, on the date hereof and on the Closing Date; (ii) the resolutions adopted by the Board of Directors or the
Members, as the case may be, with respect to the approval of this Agreement and the Other Documents to which it is a party and the transactions contemplated hereby and thereby; and (iii) that the original minute books of such Company as delivered to the Buyer on the Closing Date contains (a) all material written minutes or consents of material meetings and actions of the equityholders, members, managers or board of directors of the Companies, as the case may be, in the possession of Sellers or the Companies and (b) the other organizational documents of each such Company (collectively, the "Company Officers'
Certificates").

8.8 Seller Closing Certificate; Supporting Information. Buyer shall have received a certificate, dated the Closing Date, executed by the Corwin Parties, the French Parties and the Companies, certifying that, as of the Closing Date the conditions set forth in Sections 8.1 and 8.2 have been satisfied (the
"Seller Closing Certificate").

8.9 Trustee Certificates. Buyer shall have received from the trustee of each
Seller a certificate executed by such Trustee certifying, representing and warranting, as of the Closing Date a true and complete copy of the Corwin Trust
Agreement, the French I Trust Agreement and the French II Trust Agreement, as
applicable (collectively, the "Trustee Certificates").

8.10 Good Standing Certificates; Charter Documents. Buyer shall have received from the Sellers a certificate issued by the appropriate Governmental Entity of the jurisdiction of incorporation or jurisdiction of formation, as the case may be, of each of the Companies, certifying as of a date within thirty (30) days of the Closing Date, the good standing of each such Company, and the Certificate of
Incorporation or Certificate of Formation of such Company.

8.11 Resignations. Buyer shall have received the resignations, effective immediately following the Closing, of each director and officer of the Companies listed on Schedule 8.11.

8.12 Payoff Letters; Lien Releases. Buyer shall have received payoff letters and/or lien releases, as applicable, in a form reasonably satisfactory to Buyer, with respect to the payoff amounts under (i) the Companies' credit facility with
Comerica Bank and (ii) the loan from the City of Calexico. Such documentation shall indicate that the Liens relating to such debt shall be discharged at or immediately after payment of the Bianchi Purchase Price.

8.13 Other Documents. The Companies, the French Parties and the Corwin Parties
shall have executed and delivered each of the Other Documents to which they are parties (other than the A/R Certificate) and such agreements and instruments shall be in full force and effect.

8.14 Consulting Agreement. French shall have executed and delivered the
Consulting Agreement and such agreement shall be in full force and effect.

                                       36

8.15 Books and Records. Counsel to Buyer shall have received the stock book, stock certificates, stock ledger, minute books, corporate seal and all other corporate books and records of each of the Companies.

8.16 Opinion of Counsel. Buyer and AHI shall have received from Munger, Tolles &
Olson LLP, special counsel to the Companies, the Corwin Parties and the French
Parties, a legal opinion substantially in the form attached hereto as Exhibit F.

                                   ARTICLE 9

                       CONDITIONS OF SELLERS' OBLIGATIONS

         The obligation of Sellers to consummate the Share Purchase and to take the other actions to be taken by the Sellers at the Closing is subject to the fulfillment or waiver of each of the following conditions, provided, that no condition set forth in this Article 9 shall constitute a condition to the obligations of Sellers to consummate the Share Purchase if the failure to satisfy such condition is principally caused by any act or omission of Sellers, the Companies or their Affiliates:

9.1 Representations and Warranties. The representations and warranties of Buyer and AHI contained in this Agreement and any of the Other Documents shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality, which representations and warranties shall be true and correct in all respects), as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that are expressly made as of an earlier date which need only be true and correct in all material respects or true and correct, as the case may be, as of such earlier date).

9.2 Covenants and Agreements. Buyer and AHI shall have performed, satisfied and complied with, in all material respects all of the respective covenants and agreements obligations required to be performed by them at or prior to the
Closing under this Agreement.

9.3 Litigation. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Governmental Prohibition, and no Person shall have instituted any action, suit or proceeding seeking any
Governmental Prohibition.

9.4 HSR Act; Governmental Approvals. The waiting period applicable to the Share
Purchase under the HSR Act shall have expired or been terminated and all the notices, reports, registrations and other filings with, and all consents, approvals and authorizations from, any Governmental Entity shall have been made or obtained, as the case may be, except for any such filings and approvals the failure of which to make or obtain would not (i) have a Material Adverse Effect or (ii) materially adversely affect the ability of the Buyer or AHI to perform their obligations hereunder.

9.5 Receipt of Bianchi Purchase Price and AccuCase Purchase Price. The Bianchi
Purchase Price and the AccuCase Purchase Price shall have been received from
Buyer in the manner required by Section 2.2 and Section 2.3 hereto.

                                       37

9.6 Officers' Certificate with Respect to Buyer and AHI. The Sellers shall have received certificates reasonably acceptable to Sellers, dated the Closing Date, executed by an Officer of each of AHI and Buyer certifying as of the Closing
Date (i) a true and complete copy of the certificate of incorporation and bylaws or Certificate of Formation and Operating Agreement, as the case may be, on the date hereof and on the Closing Date; and (ii) the resolutions adopted by the
Board of Directors or the Board of Managers, as the case may be, with respect to the approval of this Agreement and the transactions contemplated hereby
(collectively, the "Buyer Officers' Certificates").

9.7 Buyer Closing Certificate. The Sellers shall have received a certificate executed by the Buyer and AHI certifying as of the Closing Date that the conditions set forth in Sections 9.1 and 9.2 have been satisfied (the "Buyer
Closing Certificate").

9.8 Good Standing Certificates. The Sellers shall have received a certificate issued by the Secretary of State of the State of Delaware certifying the good standing of Buyer and AHI as of a date within thirty (30) days of the Closing
Date.

9.9 Other Documents. Buyer and AHI shall have executed and delivered each of the
Other Documents to which they are a party and such agreements and instruments shall be in full force and effect.

                                   ARTICLE 10

                       ADDITIONAL COVENANTS AND AGREEMENTS

10.1     Cooperation; Access.

         (a) The Buyer and Sellers shall use all commercially reasonable efforts to consummate the Share Purchase as soon as practicable following the date of this Agreement. Sellers and Buyer shall each cooperate with the other and use all commercially reasonable efforts to (i) procure all necessary and appropriate consents and approvals, complete and file all necessary and appropriate applications, notifications, filings and certifications and satisfy all requirements prescribed by law for, and all conditions set forth in this
Agreement and in the Other Documents to, the consummation of the transactions contemplated hereby or thereby, and (ii) effect the Share Purchase at the earliest practicable date consistent with the terms hereof. Without limiting the generality of the foregoing, Buyer and Sellers shall: (A) cooperate in good faith and take all actions necessary, appropriate or advisable to expeditiously and diligently file the HSR Notifications with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act, if applicable; and to use all commercially reasonable efforts to prosecute such filings and respond to inquires related thereto to a favorable conclusion, provided, however, that if
Bianchi fails to file its HSR Notification on or before November 12, 2004, then
(i) the Companies and/or the Sellers shall pay liquidated damages in the amount of $500,000.00 to Buyer within 10 Business Days of the failure to so file such
HSR Notification on or before November 12, 2004, and (ii) Buyer shall have the option of (x) requiring Bianchi to continue to use its commercially reasonable efforts to file such HSR Notification as promptly as practicable,

                                       38

or (y) terminating this Agreement pursuant to Section 12.1(b) hereof; (B) not extend any waiting period under the HSR Act or enter into any agreement not to consummate the Share Purchase, except with the prior written consent of the other party hereto; (C) use their respective commercially reasonable efforts to avoid entry of (or to have vacated or terminated) any decree, order or judgment that would restrain, prevent or delay the Closing. Buyer shall file its HSR
Notification one Business Day (but in no event less than 24 hours) after receiving from Sellers a notice that Sellers will be filing their HSR
Notification on the next Business Day. Sellers and Buyer shall jointly have the right to determine whether to contest or negotiate any position or claim
(including any demand for sale, divestiture or disposition of assets or business) asserted by any Governmental Entity in connection with antitrust matters and to direct and control any such contestation or negotiation. In the event such contestation or negotiation is not resolved by December 31, 2004, either party may terminate this Agreement as set forth in Section 12.1(a). In addition, subject to Section 13.16 and except as prohibited by law, each party shall (i) promptly notify the other party of any written communication to that party from any Governmental Entity regarding antitrust matters and permit such other party to review in advance any proposed written communication to any such
Governmental Entity; and (ii) not participate in any meetings or substantive discussions with any Governmental Entity with respect to antitrust matters without offering the other party a meaningful opportunity to participate in such meetings or discussions.

         (b) Between the date of this Agreement and the Closing Date, Sellers shall cause the Companies to afford the employees, authorized agents and representatives of Buyer (i) reasonable access, at reasonable times during normal business hours, to the personnel, officers, accountants, advisors, customers, suppliers, premises, properties, Contracts, books and records, and other documents and financial, operating and other data of the Companies as
Buyer may reasonably request and to permit such parties to make copies as it may reasonably require; provided, that the Buyer shall not engage in any environmental testing with respect to any of the Leased Facilities without the prior written consent of the Sellers, which shall not be unreasonably withheld, provided, further, that, without the prior written consent of the Sellers, none of Buyer or its Affiliates shall meet or communicate with any customers, suppliers or vendors of the Companies without the participation of the Sellers or Sellers' representatives therein, and none of Buyer or its Affiliates shall meet or communicate with the employees of the Companies unless (I) reasonable advance notice is given to French, (II) French is provided with a right to participate in such meetings and (III) such meeting or communication does not unreasonably interfere with the business of the Company, provided, further, that with respect to any existing or prospective customers, suppliers or vendors of the Companies that are also customers, suppliers or vendors of Buyer or its
Affiliates at the time of such proposed meeting or communication, Buyer and its
Affiliates may meet or communicate with such parties without the Sellers'
participation therein so long as, and only to the extent that, such meetings and communications do not involve any discussions about the Share Purchase, this
Agreement, the Other Documents, or any related matters. The foregoing shall not require Sellers or any Company to permit any inspection, or to disclose any information, that (A) in the reasonable judgment of their attorneys (i) is reasonably likely to result in waiver of any attorney-client privilege or the disclosure of any trade secrets of third parties (ii) or violate any of their obligations with respect to confidentiality if Sellers or such Company, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure, or (B) relates to the solicitation or correspondence prior to the date hereof of the Sellers or any of the
Companies in connection with a potential sale of all or a material portion of

                                       39

the Business. Sellers shall not be required, nor shall Sellers be required to cause the Companies to, take any action beyond commercially reasonable efforts or that would unreasonably disrupt their respective normal operations. All requests for information made pursuant to this Section 10.1(b) shall be directed to Larry Deck.

10.2     Updates to Disclosure Schedules; Notification of Material Adverse
Effect.

         (a) The Sellers and the Companies shall immediately advise Buyer in writing of additions or changes to the Disclosure Schedules with respect to any matter (a) arising on or before the date of this Agreement that would otherwise constitute a breach of any representation or warranty contained herein and (b)
arising after the date of this Agreement that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules hereto, in each case if the matter that gives rise to any such supplement would, in the absence of such supplement, cause the applicable representation or warranty to not be true and accurate in all material respects. No additional information provided by Sellers and the
Companies with respect to the Disclosure Schedules after the execution hereof shall be deemed to cure any breach of any representation or warranty made at the date of this Agreement.

         (b) Prior to Closing, upon becoming aware of any Material Adverse
Effect since the date hereof (other than those set forth on Schedule 6.21 as delivered to Buyer on the date hereof) Sellers and the Companies shall immediately notify the Buyer of the existence of such Material Adverse Effect.

10.3 Conduct of Business. Except as set forth on Schedule 10.3 and except as provided in Section 10.9, the Companies shall conduct the Business in the
Ordinary Course of Business and preserve intact their business organization, and use their commercially reasonable efforts to keep available the services of their employees in the Ordinary Course of Business and to maintain satisfactory relationships with suppliers, distributors, customers and others having material business relationships with them. Without the prior written consent of Buyer
(which consent will not be unreasonably withheld or delayed), the Companies shall not commit or omit to do any act that (i) would cause a material breach of any agreement, commitment or covenant of Sellers contained in this Agreement or
(ii) would cause the representations and warranties as set forth in Article 5 or
Article 6 to become untrue in any material respect.

         In furtherance of the foregoing:

         (a) From the date of this Agreement until the earlier of the Closing
Date and the termination of this Agreement pursuant to the terms hereof, unless
Buyer has consented in writing thereto, or except as otherwise expressly set forth in this Agreement, each Company shall, and shall cause each of its
Subsidiaries to:

         (i)   conduct its business, financial, and other operations in the
               Ordinary Course of Business, including the payment of all
               accounts payable and other routine and customary expenses in the
               Ordinary Course of Business;

         (ii)  use all commercially reasonable efforts: (A) to preserve intact its business organizations and goodwill, (B) to keep available the services of its officers and

                                       40

               employees, and (C) to maintain satisfactory relationships with those Persons having business relationships with any Company or its Subsidiaries;

         (iii) within the twenty-one (21) days following the end of each fiscal month, provide Buyer with the Companies' combined consolidated balance sheet as of the end of such month and combined
               consolidated statement of operations (for such month and for the year to date as of the end of such month), and a statement of cash flow made by the Companies during such month and for the year to date as of the end of such month; and

         (iv)  upon the discovery thereof, promptly notify Buyer of the occurrence of (A) any breach of any representation or warranty of a Company contained herein or in any Other Document, (B) any material lawsuits, claims, proceedings or investigations that after the date hereof are threatened or commenced against any
               Company or against any officer, director, employee, consultant, agent or shareholder thereof with respect to the affairs of such
               Company, (C) any notice or other communication from any Person party to a Material Contract alleging that the consent of such
               Person is or may be required in connection with the transactions contemplated by this Agreement and (D) any notice or other communication from any Governmental Entity (I) in connection with the transactions contemplated by this Agreement or (II) that could materially affect the Business or financial condition of any Company.

         (b) Without limiting the generality of Section 6.2(a), from and after the date of this Agreement until the earlier of the Closing Date and termination of this Agreement, except for actions required to be taken by a Company or any of its Subsidiaries in the performance of their respective obligations under the
Material Agreements, unless Buyer has consented in writing thereto (with respect to any item contained in Section 10.3(b)(ix)-(xxi), which consent will not be unreasonably withheld and, with respect to all items contained in Section
10.3(b), which consent shall be deemed granted if such Company does not receive a response from Buyer within five (5) Business Days of request therefor) or except as otherwise expressly contemplated or permitted by this Agreement, each
Company shall not, and shall not permit each of its Subsidiaries to:

         (i)   amend its respective certificate of incorporation, bylaws, operating agreement or other organizational documents;

         (ii)  issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in any Company or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest, or convertible or exchangeable securities;

         (iii) split, combine or reclassify its capital stock or other ownership interest, or otherwise change its capitalization as it exists on the date hereof, or propose the

                                       41

               issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or any other equity interest;

         (iv)  create any new equity based plan, convertible security, or right to acquire any capital stock of any Company;

         (v)   directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock or other ownership interests of its Subsidiaries;

         (vi)  acquire by merger, purchase or any other manner, any business, entity or division or make an investment in, or enter into a joint venture with, any third party;

         (vii) enter into any agreement (a) which contains any restrictive covenants or limits the ability of any Company to conduct
               business in any jurisdiction, (b) which relates to any joint venture or similar arrangement with respect to any material research and development, distribution or supply agreement other than in the Ordinary Course of Business, or (c) with any
               Affiliate;

        (viii) grant any severance or termination pay to, or enter into any new employment, consulting, change of control, retention, salary continuation or severance agreement with, any officer or director of any Company or any of its Subsidiaries, other than pursuant to the RIF Plan;

         (ix)  transfer, license, mortgage, encumber, sell, lease or otherwise dispose of any of its assets (including capital stock or other ownership interests of its Subsidiaries) other than inventory or obsolete or damaged equipment that is not currently used or usable (in an amount not to exceed Twenty-Five Thousand Dollars
               ($25,000) in the aggregate) in the Ordinary Course of Business;

         (x)   make any capital expenditures or otherwise acquire any material property or assets, except for purchases of supplies or capital equipment in the Ordinary Course of Business and having a price of less than Fifty Thousand Dollars ($50,000) and except for the purchase of raw materials and other inventory in the Ordinary
               Course of Business; provided, that any Company may make any capital expenditures forecasted by such Company and disclosed to
               Buyer in writing prior to the date hereof;

         (xi)  incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money, including, without limitation, capital leases, in excess of Fifty Thousand Dollars ($50,000), individually, or One Hundred Thousand Dollars ($100,000) in the
               aggregate, except indebtedness to trade creditors of any Company or its Subsidiaries, in the Ordinary Course of Business and
               indebtedness incurred under the Credit Facility;

         (xii) make or forgive any loans, advances or capital contributions to, or investments in, any other Person (other than advances in respect of business expenses and loans and advances in respect of relocation arrangements, in each case made to officers or
               employees in the Ordinary Course of Business and except for intercompany

                                       42

                loans, intercompany advances, or intercompany capital
                contributions made or forgiven in the Ordinary Course of
                Business);

         (xiii) bid for or enter into any agreement or contract which requires the payment or potential payment by the Companies of more than
                One Hundred Fifty Thousand Dollars ($150,000), or receipt or potential receipt by the Company of more than Two Hundred Fifty
                Thousand Dollars ($250,000);

         (xiv)  fail to renew or extend any Governmental Contract to which it is a party as of the date hereof;

         (xv)   modify, amend, terminate or waive any rights under any Material
                Agreement or any confidentiality or non-disclosure agreement;

         (xvi)  except as may be required of any Company or any of its
                Subsidiaries under any plan, agreement, policy, arrangement, or obligation currently in effect, or as required by Laws: (a)
                increase the compensation, severance, bonus or, other benefits payable or to become payable to any of the directors, officers or employees of any Company or any of its Subsidiaries, other than in the Ordinary Course of Business or (b) establish, adopt, enter into, amend or modify in any material respect any
                collective bargaining agreement, employee benefit plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees of the Company or any of its Subsidiaries, or any of their beneficiaries;

         (xvii) take any action to change accounting policies, procedures or practices, except as required by a change in GAAP or Laws after the date hereof ("Reporting Requirements");

        (xviii) materially change any method of reporting income, deductions or other material items for income Tax purposes, make or change any material election with respect to Taxes, agree to or settle any material claim or assessment in respect of Taxes, or agree to an extension or waiver of the limitation period to any material claim or assessment in respect of Taxes, other than in the
                Ordinary Course of Business or as required by Reporting
                Requirements;

         (xix)  settle or knowingly compromise any claims identified on Schedule
                6.3 hereof, or other pending or threatened suit, action, or claim which would require the payment by the Companies or a
                Subsidiary of more than Fifty Thousand Dollars ($50,000) or would impose a restriction on the business, assets or operations of any Company following the Closing Date other than with
                respect to workers' compensation claims;

         (xx)   other than in the Ordinary Course of Business, accelerate, or accept payment at a discount, any accounts receivable or trade receivables;

         (xxi)  other than in the Ordinary Course of Business, delay any payment of any accounts payable beyond the respective payment deadlines;
                or

                                       43

         (xxii) agree orally or in writing to take any of the actions prohibited by this Section 10.3(b).

         (c) Notwithstanding anything to the contrary contained in Section
10.3(b) hereof, each Company shall be permitted to formulate and make any bid in connection with any Governmental Contract in the Ordinary Course of Business,
and Buyer shall not have any right to review, approve or consent thereto;
provided, however, that the provisions of this Section 10.3(b) shall not prohibit any Company, Buyer and their respective Affiliates from making a joint proposal or forming a contractor team arrangement in connection with such bid that is consistent with Federal procurement regulations and applicable law.

10.4     No Alternative Transactions.

         (a) The Company agrees that neither it nor any of its Subsidiaries or any other Affiliates, nor any of their officers, directors, employees, investment bankers, advisors, agents or other representatives, shall, directly or indirectly, (i) encourage, invite, initiate or solicit any inquiries relating to or the submission or making of a proposal by any Person controlled by any of the foregoing with respect to an Alternative Transaction or (ii) participate in or encourage, invite, initiate or solicit negotiations or discussions with, or furnish or cause to be furnished any information to, any Person relating to an
Alternative Transaction. Any violation of the restriction set forth in this
Section 10.4 by any Affiliate of the Company or any of its Subsidiaries, or by
any Person controlled by any of the foregoing whether or not such Affiliate is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 10.4 by the Company. Upon the execution of this
Agreement, the Company shall immediately cease, or cause to be ceased, any discussions or negotiations with any Person regarding any proposed or potential
Alternative Transaction and shall request the prompt return to the Company, or destruction of, any confidential information provided in connection with any such discussions or negotiations. The Company's board of directors shall not cause the Company to enter into any memorandum of understanding, agreement in principle, letter of intent, contract or agreement (whether written or oral)
related to any Alternative Transaction.

         (b) In the event a third party makes a written offer or proposal to the
Company or the Sellers with respect to any Alternative Transaction, the Company or the Sellers, as the case may be, will promptly send to Buyer a copy of any such written offer or proposal, unless doing so would violate any duty of confidentiality existing on the date hereof; provided, that if such duty of confidentiality prevents such delivery hereunder, Sellers or the Company shall inform the Buyer of the proposal and any terms set forth therein to the extent that providing such information does not violate such duty of confidentiality.

10.5 Publicity. Any press release, release of other information to the press or any other Person by any party hereto, whether through their representatives, agents, advisors or otherwise (including without limitation any financial information, ratios, purchase price formulations or similar transaction terms)
with respect to the subject matter of this Agreement and/or the Other Documents or the transactions contemplated thereby shall be mutually approved by Buyer and the Sellers as to form, content, timing and manner, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service, in which case the party releasing such information

                                       44

shall provide the other party or parties with a copy thereof. In furtherance of the foregoing, neither the Company nor the Sellers shall, and Corwin shall cause
Huntington Holdings, Inc. not to, issue any such press release or other communication prior to AHI's issuance of such press release.

10.6     Confidentiality.

         (a) Each of French and Corwin acknowledge that the intangible property and all other confidential or proprietary information with respect to the business and operations of Buyer, the Company and its Affiliates (together, the
"Affiliated Companies") are valuable, special and unique assets of the
Affiliated Companies. Each of French and Corwin shall not, at any time after the date hereof, disclose (or permit or authorize anyone to disclose) to any Person, or use or purport to authorize any Person to use any confidential or proprietary information of or with respect to the Affiliated Companies, whether or not for such party's own benefit (except with respect to French in the context of his ongoing employment with the Companies), without the prior written consent of
Buyer or unless required by Law, including without limitation, (i) trade secrets, designs, formulae, drawings, intangible property, diagrams, techniques, research and development, specifications, data, know-how, formats, marketing plans, business plans, budgets, strategies, forecasts and client data; (ii)
information relating to the products developed, (iii) the names of customers and contacts, marketing strategies, the names of the vendors and suppliers, the cost of materials and labor, the prices obtained for services sold (including the methods used in price determination, manufacturing and sales costs), lists or other written records used in the business of any of the Affiliated Companies, compensation paid to employees and consultants and other terms of employment, production operation techniques or any other confidential information of, about or pertaining to the business of any of the Affiliated Companies, and any other information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with any of the Affiliated Companies, (iv)
all tangible material that embodies any confidential and proprietary information as well as all records, files, memoranda, reports, price lists, drawings, plans, sketches and other written and graphic records, documents, equipment, and the like, relating to the business of any of the Affiliated Companies, and (vi) any other confidential information or trade secrets relating to the business or affairs of any of the Affiliated Companies which French and Corwin may acquire or develop in connection with or as a result of the performance of his or its performance of the terms and conditions of this Agreement, excepting only such information as is already known to the public or which may become known to the public without any fault of French and Corwin or in violation of any confidentiality restrictions. French and Corwin acknowledge that Buyer would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Affiliated
Companies. Notwithstanding the foregoing, any party to this Agreement may disclose to any and all Persons, without limitation of any kind, (i) the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the parties relating to the tax treatment and tax structure of such transactions or (ii) in the event of a dispute, any information to any Person provided that such disclosure is in connection with the resolution of such dispute.

                                       45

10.7     Tax Matters.

         (a) Tax Returns. Sellers shall file or cause to be filed when due all
Tax Returns that are required to be filed by or with respect to the Companies for Tax Periods ending on or before the Closing Date, and shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. Buyer shall not file or cause to be filed any Tax Return relating to the Companies for Tax
Periods ending on or before the Closing Date without the Sellers' prior consent
(which shall not be unreasonably withheld), other than Tax Returns that will not be materially adverse to the Sellers. Buyer shall file or cause to be filed all
Tax Returns that are required to be filed by or with respect to the Companies for Taxes with respect to Straddle Periods and shall remit or cause to be remitted the amount of Taxes shown on such Tax Returns. Buyer shall file or cause to be filed when due all other Tax Returns that are required to be filed by or with respect to the Companies, and shall remit or cause to be remitted any
Taxes due in respect of such Tax Returns. Sellers or Buyer shall reimburse the other party for any Taxes which are payable with Tax Returns to be filed by the other party pursuant to this Section 10.7(a), in each case, within ten (10) days after such returns are filed. Buyer and Sellers agree that the deduction relating to the Bonus Plan (the "Bonus Plan Deduction") shall be allocated to the Pre-Closing Tax Period and shall take no position inconsistent therewith unless required to pursuant to a final determination within the meaning of
Section 1313 of the Code.

         (b) Cooperation on Tax Matters. Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes, including any Tax Claim. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder or to testify at any proceeding. Sellers and Buyer agree, and Buyer agrees to cause the Companies, (i) to retain all books and records with respect to Tax matters relating to the Companies for any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests,
Sellers and Buyer shall, and Buyer shall cause the Companies to, allow the other party to take possession of such books and records. Buyer and Sellers further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed
(including, but not limited to, with respect to the transactions contemplated by this Agreement).

         (c) Tax Refunds. The amount or economic benefit of any refunds of Taxes of the Companies for any taxable period ending on or before the Closing Date shall be for the account of Sellers. The amount or economic benefit of any refunds of Taxes of the Companies for any taxable period beginning after the
Closing Date shall be for the account of Buyer. The amount or economic benefit of any refunds of Taxes of the Companies for any period beginning before and ending after the Closing Date shall be apportioned between Sellers and Buyer in the manner described in Section 11.6(c). Any such amounts owing to Sellers or
Buyer, as applicable, as

                                       46

provided in this Section 10.7(c) shall be paid by Buyer or Sellers, as applicable, within five (5) Business Days of the receipt of any such refunds.

         (d) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this
Agreement ("Transfer Taxes") shall be shared equally by Sellers and Buyer. Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Sellers will join in the execution of any such Tax Returns and other documentation.

         (e) S Corporation Status. Neither Bianchi, nor any of the Sellers,
shall take any action prior to the Closing that would cause Bianchi to be disqualified as an S corporation, as that term is defined in Section 1361(a) of the Code. Neither Buyer, the Companies, nor any of their respective equityholders or Affiliates shall take any action (including in connection with the filing of returns) inconsistent with the treatment of Bianchi for any period ending on or prior to the Closing as an S corporation, as that term is defined in Section 1361(a) of the Code.

         (f) Bianchi Gunleather. At least one business day prior to the Closing
Date, the Sellers (i) shall cause Bianchi to cease to own Bianchi Gunleather as a separate entity, and (ii) shall cause the Companies to terminate all agreements between Bianchi Gunleather, on the one hand and Bianchi or AccuCase, on the other hand.

         (g) No Section 338(g) Election. Buyer shall not file or cause to be filed an election under Section 338(g) of the Code (or any comparable provision of foreign, state or local Law)

10.8     Assistance and Records.

         (a) Buyer shall retain, and cause each Company to retain, all books and records relating to the conduct of the Business and the Contemplated Business prior to the Closing Date for a period of at least six (6) years from the date hereof. The Sellers shall have the right during business hours, upon reasonable notice to Buyer, to inspect and make copies of any such records in order to prepare its financial statements, Tax returns and other documents and reports that Sellers or any of their Affiliates are required to file with Governmental
Entities. All at the sole cost and expense of the Seller(s) requesting such records.

         (b) Each Seller may retain (i) one copy of the materials included in the data room organized by Sellers in connection with the Share Purchase, together with a copy of all documents referred to in such materials, (ii) all internal correspondence and memoranda, valuations, investment banking presentations and bids received from others in connection with the Share
Purchase, and (iii) a copy of all consolidating and combined financial information and all other accounting records prepared or used in connection with the preparation of the Financial Statements. Sellers agree to comply with
Section 10.6 hereof with respect to any Confidential Information that is included in the such data room materials.

                                       47

10.9     Collection of Receivables; Delivery of Receivables Certificate.

         (a) The Sellers, severally (and not jointly) on an equal basis, shall guarantee the collection of the trade accounts receivable of the Companies as of the Closing Date (net of reserves, the "Closing Date Receivables"), not later than one hundred eighty (180) days after the Closing Date (the "A/R Deadline").
If any amount of the Closing Date Receivables is not paid as of the A/R
Deadline, the Buyer shall give notice thereof to the Sellers, and the Sellers shall promptly reimburse the Buyer for the amount thereof. The Buyer shall cause the Companies to use their commercially reasonable efforts to collect the
Closing Date Receivables in a manner consistent with the Companies' past practice, and the Buyer shall have no obligation to resort to legal action or other third party collection methods; provided, that, in the event that any of the Companies settle or otherwise compromise the collection of any such Closing
Date Receivables, for purposes of this Section 10.9, any such Closing Date
Receivables shall be deemed to have been fully collected.

         (b) Unless otherwise specifically requested by an account debtor, any amounts received by the Companies from an account debtor shall be applied first to the oldest outstanding invoices of such account debtor.

         (c) Upon the expiration of the A/R Deadline, the Buyer shall have the right, in its sole discretion, to continue to pursue collection thereof;
provided, that, the Buyer may at any time thereafter make a claim for indemnification with respect to the non-collectability of such Receivables, subject to Section 10.9(e). The Threshold Amount and the Minimum Threshold shall not apply to any indemnification claims by Buyer in connection with this Section
10.9, and Buyer shall be entitled to receive all of its Damages, dollar for dollar hereunder from the Escrow Amount or the Sellers.

         (d) Upon making claim for indemnification, Buyer shall assign to
Sellers such uncollected Closing Date Receivables, and the Sellers shall have the right to pursue the collection of outstanding Closing Date Receivables for their own account within a reasonable time before the applicable statute of limitation for the collection of such funds has run; provided, that, the Sellers agree to use their commercially reasonable efforts not to injure any customer relationships of the Companies or its respective Affiliates in collecting the
Closing Date Receivables; provided, further, that, Sellers shall not institute any legal proceedings against any Persons who are customers of the Companies in order to collect outstanding Closing Date Receivables without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

         (e) Buyer shall cause the Companies to maintain the accounts receivable insurance that the Companies have as of the date hereof through the expiration thereof on July 15, 2005, provided that prior to the Closing such insurance is prepaid in full through such expiration. Buyer shall cause the Companies to process insurance claims with respect to Closing Date Receivables in the
Ordinary Course of Business. In the event that insurance proceeds are collected with respect to any Closing Date Receivables prior to Buyer being indemnified therefor, such Closing Date Receivables shall be deemed to have been collected to the full amount of all insurance proceeds paid to the Company, less any insurance deductible paid by Buyer. In the event that any insurance proceeds are collected with respect to Closing Date

                                       48

Receivables for which Seller has previously indemnified Buyer (through the
Escrow Amount or otherwise), an amount equal to all such proceeds, less any insurance deductible paid by Buyer, shall be promptly paid by Buyer to the
Sellers.

         (f) Buyer agrees and acknowledges that prior to the Closing, the
Companies will adjust the trade account receivables of the Companies to net outstanding customer and vendor credits; provided, that, any such adjustment is made in a manner consistent with the Companies' past practice in connection with preparation of its year-end financial statements.

         (g) Within two Business Days after the Closing, the Sellers shall provide the Buyer with a certificate (the "A/R Certificate") certifying as of the Closing Date the Closing Date Receivables, which certification shall be prepared in accordance with the books and records of the Companies, shall include an accounts receivable report indicating every account debtor of the
Company, the dollar amount of the receivables that such account debtor is obligated to pay to the Companies, and the length of time in 30-day increments
(by invoice date) that such receivables have been outstanding.

10.10 Subsequent Actions. If at any time after the Closing Buyer determines or is advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm ownership (of record or otherwise) in
Buyer, its right, title or interest in, to or under any or all of the Shares,
(ii) to vest, perfect or confirm ownership (of record or otherwise) in any
Company, any of its rights, properties or assets or (iii) otherwise to carryout this Agreement, the French Parties and the Corwin Parties shall execute and deliver all deeds, bills of sale, instruments of conveyance, powers of attorney, assignments and assurances and take and do all such other actions and things as may be reasonably requested by Buyer in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Buyer or any Company or otherwise to carry out this Agreement.

10.11 Long Term Liabilities. At the Closing, the Companies will not have any long-term liabilities.

10.12 Reduction in Force. Prior to the Closing Date, the Companies shall (i)
effect the reduction in force that is contemplated on the date hereof and has been described to Buyer (the "RIF Plan"), (ii) pay all severance obligations with respect to all employees that were terminated pursuant to the RIF Plan prior to Closing, and (iii) accrue on the books and records of the Company, effective prior to the close of business on the day prior to the Closing, all severance obligations for the employees that are to be terminated after the
Closing pursuant to the RIF Plan.

10.13 Bonus and Severance Obligations. On or prior to the Closing, the Companies shall pay all bonuses and severance obligations that are accrued on the
Financial Statements.

10.14    Termination of Agreements.

         (a) Effective immediately prior to the Closing, the Corwin Parties, the
French Parties and Bianchi hereby terminate the Shareholders Agreement, dated as of May 15, 2000, as

                                       49

amended, by and among some or all of such parties, whereupon it shall be of no further force and effect and the Companies shall have no continuing liability or obligations thereunder.

         (b) Effective immediately prior to the Closing, Bianchi shall and
Corwin (as sole stockholder) of Huntington Holdings, Inc. shall cause Huntington
Holdings, Inc, to terminate the Management Agreement, dated as of May 27, 1998, by and among such parties, whereupon it shall be of no further force and effect and each of the parties shall have no continuing liability or obligations to the other parties thereunder.

         (c) Effective immediately prior to the Closing, French and Bianchi hereby terminate the Employment Agreement, dated as of May 27, 1998, by and among such parties, whereupon it shall be of no further force and effect and each of the parties shall have no continuing liability or obligations thereunder.

10.15 Termination of Certain Arrangements. On or prior to the Closing Date, each of the arrangements listed on Schedule 10.15 shall have been terminated, cancelled or dissolved, as applicable.

10.16    Closing Matters.

         (a) Each of the parties hereto covenant to execute or deliver on the
Closing Date each of the Other Documents to which such party is required to execute or deliver at Closing; provided, that no party shall be obligated to execute a certificate that is not accurate in all material respects.

         (b) At Closing, French covenants to execute and deliver the Consulting
Agreement between French and Bianchi substantially in the form annexed hereto as
Exhibit G (the "Consulting Agreement").

         (c) At or prior to Closing Bianchi shall pay all of its Debt (other than the Credit Facility, which shall be paid pursuant to clause (ii) of Section
2.2 and all of the Company Transaction Expenses incurred at or prior to Closing.
Sellers shall pay all Company Transaction Expenses that have not been paid at or prior to Closing and shall provide Buyer with a letter from each of Munger,
Tolles & Olson LLP, Harris Williams & Co. and Swenson Advisors LLP stating the outstanding amount of fees and expenses owed to them by the Companies, and that upon payment of such amounts the Companies will not be further liable to such
Person and that after Closing all outstanding invoices will be for the account of Sellers and shall be paid by Sellers.

         (d) Prior to Closing, the Companies and the Sellers shall cause (i)
each option or warrant to purchase any equity interests in any of the Companies to be terminated and (ii) the Bianchi Holdings 1997 Stock Plan, as amended, to be terminated and the parties shall have no continuing liability or obligations thereunder.

         (e) At or prior to Closing, the Companies and the Sellers shall cause
KidGEAR LLC, a California limited liability company to be dissolved.

                                       50

         (f) The Sellers shall deliver to Buyer no later than the day prior to
Closing all payoff and lien release letters and wire transfer information and final invoices with respect to the Company Transaction Expense Payments to be paid at Closing.

10.17 WARN Act. Buyer and its Affiliates shall be solely responsible for all
WARN Act-related liabilities and obligations with respect to the Companies and all of Companies' employees which such liabilities or obligations are incurred on or after the Closing in connection with the acts of Buyer and its Affiliates
(including, without limitation, the Companies) after the Closing.

10.18 Bonus Plan Trust. Prior to the Closing, Bianchi shall pay an amount to the
Bonus Plan Trustee (but in no event less than $2,000,000) to be held and distributed pursuant to the Bonus Plan Trust.

10.19 Distributions. As of the Closing Date, there will be no dividends or other distributions which have accrued or been declared but are unpaid with respect to the outstanding shares of Bianchi or the outstanding membership interests in
AccuCase.

10.20 Outstanding Affiliate Debt. At least one Business Day prior to Closing, the Corwin Parties and the French Parties shall pay to the Companies, or the
Companies shall cancel, any outstanding promissory notes or other Debt that they owe to the Companies.

10.21 Landlord Waivers. Prior to Closing, the Companies and the Sellers shall use their commercially reasonable efforts to obtain executed lien waivers in form and content reasonably acceptable to AHI's lender with respect to the
Leased Premises.

10.22 HSR Fee. The HSR Fee shall be paid by the Buyer upon submission of Buyer's
HSR Notification.

10.23 Inventory Reserve. Prior to the Closing Date, at Buyer's request, Bianchi shall set up an inventory reserve of $200,000 on its books and records (the
"Inventory Reserve").

                                   ARTICLE 11

                                 INDEMNIFICATION

11.1 Survival. The covenants and agreements contained in this Agreement shall survive the Closing Date; provided, that the indemnification obligation set forth in Section 11.2(a)(iii) shall survive through the fifth anniversary of the
Closing Date. The representations and warranties contained in this Agreement shall survive until May 1, 2006; provided, that (a) the representations and warranties contained in Section 6.13 (Taxes) shall survive until sixty (60) days after the expiration of the applicable statute of limitations, (b) the representations and warranties contained in Section 6.19 (Environmental Matters)
shall survive until the third anniversary of the Closing Date, and (c) the representations and warranties contained in Section 5.1 (Ownership of Stock),
Section 5.2 (Seller Authority; Enforceability), Section 5A.1 (Corwin and French
Authority; Enforceability), Section 6.1 (Company Organization and Good Standing;
Authority; Enforceability), Section 6.2 (Capitalization),

                                       51

Section 7.1 (Buyer Organization and Good Standing), Section 7.2 (Buyer
Authority; Enforceability), Section 7A.1 (AHI Organization and Good Standing)
and Section 7A.2 (AHI Authority; Enforceability) shall survive in perpetuity with respect to the matters addressed in such sections. If written notice of an indemnification claim has been given in accordance with Section 11.2(d) prior to the expiration of the applicable representations, warranties, covenants or agreements, then the applicable representations, warranties, covenants or agreements shall survive as to such claim, until such claim has been finally resolved.

11.2     Indemnification.

         (a) By the Companies (through Closing Date), the Corwin Parties and the
French Parties. (i) If the Closing has not occurred, the Companies, jointly and severally (and to the extent that the Companies do not satisfy their indemnity obligations pursuant to this clause (i), the Corwin Parties and the French
Parties, severally (and not jointly), each with respect to fifty percent (50%)
of any Damages), and (ii) if the Closing has occurred, the Corwin Parties and the French Parties, severally (and not jointly) each with respect to fifty percent (50%) of any Damages, shall be responsible for, pay, indemnify, save and hold harmless Buyer and (without duplication) its Affiliates, successors and assigns and each of the foregoing's respective officers, directors, employees and agents (collectively, the "Buyer Indemnified Parties") from, against and in respect of, the full amount of any and all Damages arising out of, resulting from, in connection with or incident to:

         (i)   any breach or inaccuracy of any certification, representation or warranty of any of the Sellers or the Companies contained in
               Article 6 of this Agreement or in any of the Other Documents;

         (ii)  any breach by the Companies prior to the Closing Date, or any breach by any of the Corwin Parties or any of the French Parties,
               of any covenant, agreement or obligation of any of the Corwin
               Parties or any of the French Parties or the Companies, as the
               case may be, contained in this Agreement or any of the Other
               Documents to which such party is a party, other than those covenants set forth in Sections 10.6 and the Restrictive
               Covenants; and

         (iii) a Company's liability for the violation of or the failure to comply with applicable Environmental Law prior to the Closing
               Date in connection with the investigation, remediation and monitoring of (including costs and expenses relating to the existing corrective action plan or any successor plan) (i)
               releases related to the unlined, single-wall bare steel
               2,000-gallon tank used to contain gasoline, previously located at
               100 Calle Cortez, Temecula, California; and (ii) any
               contamination of the Rancho California water district ground water production well #118; provided, that Damages result from
               (a) a Company's compliance with an order issued by a Governmental
               Entity in a proceeding commenced by a Governmental Entity or other Person which establishes a mandatory obligation to rectify such violation or failure, or (b) the mandatory obligation of a
               Company to pay a fine or penalty which is imposed by a
               Governmental Entity in a proceeding commenced by a Governmental
               Entity or other Person as a result of such violation or failure.

                                       52

         (b) By the Corwin Parties. The Corwin Parties agree to be jointly and severally responsible for, pay, indemnify, save and hold harmless the Buyer
Indemnified Parties from, against and in respect of, the full amount of any and all Damages arising out of, resulting from, in connection with or incident to:

         (i)   any breach or inaccuracy of any certification, representation or warranty made by either of the Corwin Parties under Article 5 or
               Article 5A of this Agreement or in any of the Other Documents to which any Corwin Party is a party; and

         (ii)  any breach by any Corwin Party of those covenants or obligations set forth in Sections 10.6 or in the Corwin Restrictive Covenant.

         (c) By the French Parties. The French Parties agree to be jointly and severally responsible for, pay, indemnify, save and hold harmless the Buyer
Indemnified Parties from, against and in respect of, the full amount of any and all Damages arising out of, resulting from, in connection with or incident to:

         (i)   any breach or inaccuracy of any certification, representation or warranty made by any of the French Parties under Article 5 or
               Article 5A of this Agreement or in any of the Other Documents to which any French Party is a party; and

         (ii)  any breach by any French Party of those covenants or obligations set forth in Sections 10.6 or in the French Restrictive Covenant.

         (d) By Buyer and AHI. Buyer and AHI, jointly and severally, agree to be responsible for, pay, indemnify, save and hold harmless Sellers and (without duplication) their successors and assigns and each of the foregoing's respective trustees, employees and agents (collectively, the "Seller Indemnified Parties")
from, against and in respect of, the full amount of any and all Damages arising out of, resulting from, in connection with or incident to:

         (i)   any breach or inaccuracy of any certification, representation or warranty of the Buyer or AHI contained in Article 7 or Article 7A of this Agreement or in any of the Other Documents; and

         (ii)  any breach by the Companies (for periods after the Closing) or any breach by Buyer of any covenant, agreement or obligation of the Companies (for periods after the Closing) or the Buyer, as the case may be, contained in this Agreement or any Other
               Document.

         (e) Procedure. Any party seeking indemnification under this Section
11.2 (an "Indemnified Party") shall give the party from whom indemnification is being sought (an "Indemnifying Party") notice of any matter which such
Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this
Section 11.2. The liability of an Indemnifying Party under this Section 11.2 with respect to Damages arising from claims of any third party which are subject to the indemnification provided for in this Section 11.2 ("Third Party Claims")
shall be governed by and contingent upon the following additional

                                       53

terms and conditions: if an Indemnified Party shall receive notice of any Third
Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within twenty (20) days of the receipt by the Indemnified
Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of provided, however, its obligations under this Section 11.2 except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists a conflict of interest (other than one that is of a monetary nature) that would make it inappropriate for the same counsel to represent both the Indemnified
Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party, provided that the Indemnifying Party shall not be obligated to pay the reasonable fees and expenses of more than one separate counsel for all Indemnified Parties, taken together (except to the extent that local counsel are necessary or advisable for the conduct of such action or proceeding, in which case the
Indemnifying Party shall also pay the reasonable fees and expenses of any such local counsel). If the Indemnifying Party shall not assume the defense of any
Third Party Claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate and may settle such claim or litigation on such terms as it may deem appropriate; provided, however, that in settling any action in respect of which indemnification is payable under this article, it shall act in a commercially reasonable manner. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party
Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third
Party Claim or consent to the entry of any judgment which does not include an unconditional written release by the claimant or plaintiff of the Indemnified
Party from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. No Third Party
Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party.

         (f) Definition of Damages. The term "Damages" means any and all after-Tax costs, losses, Taxes, liabilities, obligations, damages, lawsuits, deficiencies, penalties, interest, claims, demands, and expenses (whether or not arising out of Third Party Claims), including, without limitation, reasonable attorneys' fees, tax, accounting and consulting fees, amounts incurred in connection with due diligence investigations and all amounts paid in investigation, defense or

                                       54

settlement of any of the foregoing. NOTWITHSTANDING ANY OTHER PROVISION OF THIS
AGREEMENT TO THE CONTRARY, NO PARTY HERETO SHALL BE REQUIRED TO INDEMNIFY OR
HOLD HARMLESS ANY OTHER PARTY HERETO OR OTHERWISE COMPENSATE ANY OTHER PARTY
HERETO FOR DAMAGE WITH RESPECT TO MENTAL OR EMOTIONAL DISTRESS, EXEMPLARY,
CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES.

         (g) Subject to Section 11.3, notwithstanding any other provision in this Agreement to the contrary, the sole recourse of any Buyer Indemnified Party or Seller Indemnified Party for any and all Damages relating to or arising from the matters set forth in Section 10.7 or the indemnification provisions of
Section 11.6, shall be controlled by Section 11.6.

11.3 Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:

         (a) no amount shall be payable by the Companies, the Corwin Parties, or the French Parties (collectively, the "Seller Indemnifying Parties") pursuant to
Section 11.2(a)(i), Section 11.2(a)(iii), 11.2(b)(i) or 11.2(c)(i) until the aggregate amount of all claims for Damages that are collectively indemnifiable by such party(ies) pursuant to such sections exceeds $250,000 (the "Threshold
Amount") at which time each Buyer Indemnified Party shall, subject to Section
11.3(d), be indemnified dollar for dollar for the full amount of such indemnification, without any deduction for the Threshold Amount; provided, that the Threshold Amount shall not apply to claims for Damages arising out of, resulting from or incident to breaches of representations and warranties set forth in Section 5.1 (Ownership of Stock), Section 5.2 (Seller Authority;
Enforceability), Section 5.3 (Consents and Approvals (Seller)), Section 5.4 (No
Conflicts; No Violations (Seller)), Section 5.5 (Brokers and Finders), Section
5A.2 (Consents and Approvals (Corwin/French)), Section 5A.3 (No Conflicts; No
Violations (Corwin/French)), Section 6.1 (Company Organization and Good
Standing; Authority; Enforceability), Section 6.2 (Capitalization), Section 6.13
(Taxes), Section 6.22 (Brokers and Finders) or fraud, which breaches shall be indemnified against in their entirety; provided further, that no Seller
Indemnifying Parties shall be obligated to indemnify any Indemnified Party with respect to a matter resulting in a breach or inaccuracy in a representation or warranty set forth in this Agreement or any Other Document, unless the Damages incurred by such Indemnified Parties with respect to such matter exceed $10,000
(the "Minimum Threshold") (for the avoidance of doubt, if Damages for any such matter is equal to or less than $10,000, such Damages shall be excluded for purposes of determining the Threshold Amount);

         (b) no amount shall be payable by the Buyer or AHI (together, the
"Buyer Indemnifying Parties") pursuant to Section 11.2(d)(i) until the aggregate amount of all claims for Damages that are indemnifiable pursuant to Section
11.2(d)(i) exceeds the Threshold Amount at which time each Seller Indemnified
Party shall, subject to Section 11.3(c), be indemnified dollar for dollar for the full amount of such indemnification without any deduction for the Threshold
Amount; provided, however, that the Threshold Amount shall not apply to claims for Damages arising out of, resulting from or incident to (i) breaches by Buyer of its representations and warranties set forth in Section 7.1 (Buyer
Organization and Good Standing), Section 7.2 (Buyer Authority; Enforceability)
and Section 7.6 (Brokers and Finders), which breaches shall be indemnified against in their entirety, or (ii) fraud; provided further, that no Buyer
Indemnifying

                                       55

Parties shall be obligated to indemnify any Indemnified Party with respect to a matter resulting in a breach or inaccuracy in a representation or warranty set forth in this Agreement or any Other Document unless the Damages incurred by such Indemnified Parties with respect to such matter exceed the Minimum
Threshold (for the avoidance of doubt, if Damages for any such matter is equal to or less than $10,000, such Damages shall be excluded for purposes of determining the Threshold Amount);

         (c) the maximum aggregate amount of Damages for which indemnity may be recovered from the Companies pursuant to Section 11.2(a) shall be an amount equal to $10,000,000.00 less the aggregate amount of Damages paid by the Sellers pursuant to Section 11.2(a) (the "Seller Indemnification Cap"); provided, that the Seller Indemnification Cap shall not apply to claims for Damages arising out of, resulting from, in connection with, or incident to (i) a breach of an agreement set forth in Article 2 (Sale and Purchase of Shares), (ii) breaches of representations and warranties set forth in Section 5.3 (Consents and Approvals
(Seller)), Section 5.4 (No Conflicts; No Violations (Seller)), Section 5A.2
(Consents and Approvals (Corwin/French)), Section 5A.3 (No Conflicts; No
Violations (Corwin/French)), Section 6.1 (Company Organization and Good
Standing; Authority; Enforceability), Section 6.2 (Capitalization), Section 6.5
(Consents and Approvals (Companies)), Section 6.6 (No Violations (Companies)),
or Section 6.22 (Brokers and Finders), or (iii) fraud.

         (d) the maximum aggregate amount of Damages for which indemnity may be recovered from Buyer pursuant to Section 11.2(d) shall be an amount equal to
$3,000,000 (the "Buyer Indemnification Cap"); provided, that the Buyer
Indemnification Cap shall not apply to claims for Damages arising out of, resulting from, in connection with or incident to (i) a breach of an agreement set forth in Article 2 (Sale and Purchase of Shares), (ii) breaches of representations and warranties set forth in Section 7.1 (Buyer Organization and
Good Standing), Section 7.2 (Buyer Authority; Enforceability) and Section 7.6
(Brokers and Finders), or (iii) fraud.

         (e) the maximum aggregate amount of Damages for which indemnity may be recovered from any of the Corwin Parties, on the one hand, and the French
Parties, on the other hand, pursuant to Section 11.2(a), 11.2(b) and 11.2(c)
shall be an amount that is equal to Five Million Dollars ($5,000,000) less fifty percent (50%) of Damages paid by the Companies pursuant to Section 11.2(a);
provided, that any recovery from the Escrow Amount shall be counted toward such
$5,000,000 limitation; and provided, further, that such limitation shall not apply to claims for Damages arising out of, resulting from, in connection with, or incident to (i) breaches of representations and warranties set forth in
Section 5.1 (Ownership of Stock), Section 5.2 (Seller Authority;
Enforceability), Section 5.5 (Brokers and Finders) or Section 6.1 (Company
Organization and Good Standing; Authority; Enforceability); Section 6.2
(Capitalization); or Section 6.22 (Brokers and Finders) or (ii) fraud.

         (f) the amount of any Damages claimed by any Buyer Indemnified Party hereunder shall be net of any allowances and reserves provided in the Financial
Statements that are specifically identified with respect thereto;

         (g) the amount of any Damages claimed by any Buyer Indemnified Party hereunder shall be net of any insurance, indemnity, contribution or other payments or recoveries of a like

                                       56

nature with respect thereto (it being agreed that, promptly after the realization of any such reductions of Damages pursuant hereto, such Buyer
Indemnified Party shall reimburse the appropriate Seller Indemnifying Parties for such reduction in Damages for which such Buyer Indemnified Party was indemnified prior to the realization of such reductions of Damages);

         (h) notwithstanding any provision to the contrary contained in this
Agreement, in the event that an Indemnifying Party can establish that an
Indemnified Party had knowledge, on or before the date hereof, of a breach of a representation, warranty or covenant of the Indemnifying Party upon which a claim for indemnification by the Indemnified Party is based, then the
Indemnifying Party shall have no liability for any Damages resulting from or arising out of such claim; and

         (i) if an Indemnified Party recovers Damages from an Indemnifying Party under Section 11.2, the Indemnifying Party shall be subrogated, to the extent of such recovery, to the Indemnified Party's rights against any third party, other than a third party with whom the Indemnified Party has a material business agreement or arrangement, with respect to such recovered Damages subject to the subrogation rights of any insurer providing insurance coverage under one of the
Indemnified Party's policies and except to the extent that the grant of subrogation rights to the Indemnifying Party is prohibited by the terms of the applicable insurance policy.

11.4 Exclusive Remedy. Each party hereby acknowledges and agrees that, from and after the Closing, its sole remedy relating to money damages with respect to the
Shares, the Business or the subject matter of this Agreement and the Other
Documents shall be pursuant to the indemnification provisions of this Article
11. In furtherance of the foregoing, each party hereby waives, from and after the Closing, to the fullest extent permitted by law, any and all other rights, claims, and causes of action for money damages that it may have against the other parties or their respective representatives and Affiliates relating to the
Shares, the Business or the subject matter of this Agreement, other than claims for or in the nature of fraud.

11.5 Adjustment of Bianchi Purchase Price. Amounts paid for indemnification under Article 11 shall be deemed to be an adjustment to the Bianchi Purchase
Price.

11.6     Tax Indemnification.

         (a) From and after the Closing, the Corwin Parties and the French
Parties, severally (and not jointly) each with respect to fifty percent (50%) of any Damages, shall indemnify, save and hold harmless the Buyer Indemnified
Parties from and against (i) all liability for Taxes of the Companies for all
Pre-Closing Tax Periods and (ii) any and all Damages arising out of, resulting from or incident to any breach by Sellers of any covenant contained in Section
10.7; provided, however, that the Corwin Parties and the French Parties shall not be liable for or pay and shall not indemnify, defend, save or hold harmless the Buyer Indemnified Parties for any Taxes (other than Transfer Taxes which shall be apportioned pursuant to Section 10.7(d)) imposed on the Companies (A)
as a result of the transactions occurring on the Closing Date that are properly allocable to periods after the Closing Date (collectively, "Excluded Taxes") or
(B) resulting from or incident to Buyer's breach of any covenant in Section
10.7.

                                       57

         (b) From and after the Closing, Buyer shall indemnify, save and hold harmless the Seller Indemnified Parties from and against (i) all liability for
Taxes of the Companies or of the Business for any Post-Closing Tax Period; (ii)
any and all Damages arising out of, resulting from or incident to the breach by
Buyer of any covenant contained in Section 10.7; and (iii) any additional Taxes due from any Seller as the result of the Bonus Plan Deduction not being allocated to a Pre-Closing Tax Period; provided, however, that the Buyer shall not be liable for or pay and shall not indemnify, defend, save or hold harmless the Seller Indemnified Parties for any Taxes (A) as a result of the transactions occurring on the Closing Date that are properly allocable to periods before the
Closing Date or (B) resulting from or incident to any breach by Sellers of any covenant in Section 10.7.

         (c) In the case of any Straddle Period:

         (i)   real, personal and intangible property Taxes and any other Taxes levied on a per diem basis ("Per Diem Taxes") of the Companies for a Pre-Closing Tax Period shall be equal to the amount of such
               Per Diem Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days from the beginning of the relevant Straddle Period up to the day before the Closing Date and the denominator of which is the total number of days in the Straddle Period; and

         (ii)  the Taxes of the Companies (other than Per Diem Taxes) for any
               Pre-Closing Tax Period shall be computed as if such Tax Period ended as of the close of business on the day before the Closing
               Date.

         (d) If a claim shall be made by any Tax Authority with respect to
Taxes, which, if successful, might result in an indemnity payment to a party pursuant to this Section 11.6 (a "Tax Claim"), the notice provisions set forth in Section 11.2(d) shall apply.

         (e) With respect to any Tax Claim relating to a Tax Period ending on or prior to the Closing Date, Sellers shall, upon written notification to Buyer, control all proceedings and may make all decisions relating to such Tax Claim
(including selection of counsel) at its own expense. Sellers and Buyer shall jointly control all proceedings relating to any Tax Claim for a Straddle Period.
Buyer shall control at its own expense all proceedings with respect to any Tax
Claim relating to a Tax Period beginning after the Closing Date. A party shall promptly notify the other party if it decides not to control the defense or settlement of any Tax Claim which it is entitled to control pursuant to this
Agreement, and the other party shall thereupon be permitted to defend and settle such proceeding.

         (f) The parties shall satisfy their indemnity obligations pursuant to this Section 11.6 within ten (10) Business Days after a final determination
(within the meaning of Section 1313(a) of the Code) of the relevant Tax is made.

                                       58

                                   ARTICLE 12

                                   TERMINATION

12.1 Generally. This Agreement may be terminated by mutual written consent of
Buyer and Sellers or by written notice given at or prior to the Closing Date in the manner hereinafter provided as follows: (a) by either Buyer or Sellers if the Closing shall not have occurred on or before December 31, 2004 (or such other date as may have been agreed upon in writing by Buyer and the Sellers), other than as a result of the terminating party's default; (b) by Buyer, if any
Seller or Company is in breach of this Agreement in any material respect and, if such breach is curable, has failed to cure such breach within ten (10) days of receipt of written notice of such breach from Buyer; (c) by Sellers, if Buyer is in breach of this Agreement in any material respect and, if such breach is curable, has failed to cure such breach within ten (10) days of receipt of written notice of such breach from the Sellers; (d) by Buyer upon a breach of
Sellers' or any Companies' obligations under Section 10.4 hereof; (e) by Buyer upon the occurrence of a Material Adverse Effect on or prior to the Closing
Date; (f) by Buyer at any time prior to Closing if the representations and warranties set forth in Article 5 or Article 6 are not true and accurate in all material respects; or (g) by Buyer within three (3) Business Days of its employees returning from their due diligence travels to Asia to evaluate the operations, customers and suppliers of the Companies located in Asia (but no later than November 22, 2004).

12.2 Effect of Termination. The rights of termination under Section 12.1 are in addition to any other rights Buyer or Sellers may have under this Agreement and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 10.5 (Publicity), Article 11 (Indemnification), Section 13.4
(Applicable Law), Section 13.7 (Transaction Expenses) and Section 10.6
(Confidentiality) will survive; provided, however, (a) if this Agreement is terminated by Buyer because of a breach of this Agreement by any Seller or
Company because one or more of the conditions to Buyer's obligations under this
Agreement is not satisfied as a result of a failure of any Seller or Company to comply with its obligations under this Agreement Buyer's right to pursue remedies (consistent with this Agreement) will survive such termination unimpaired; and (b) if this Agreement is terminated by Sellers because of a breach of this Agreement by Buyer or because one or more of the conditions to
Sellers' obligations under this Agreement is not satisfied as a result of
Buyer's failure to comply with its obligations under this Agreement, each
Seller's right to pursue remedies (consistent with this Agreement) will survive such termination unimpaired, and (b) if this Agreement is terminated by Buyer pursuant to Section 12.1(d) then the Company shall pay the Buyer (i) the sum of
$2,000,000 in immediately available funds within ten (10) Business Days upon the occurrence of a breach of Section 10.4 and (ii) if a written agreement executed by Sellers and a prospective buyer to proceed with an Alternative Transaction is executed or agreed to within one year of the termination of this Agreement pursuant to Section 12.1(d), the sum of $1,000,000 in immediately available funds within ten (10) Business Days after the execution of such agreement.

                                       59

                                   ARTICLE 13

                                     GENERAL

13.1 Entire Agreement. This Agreement, including the Exhibits hereto, the
Disclosure Schedules and the other agreements and written understandings referred to herein or otherwise entered into by the parties hereto on the date hereof (including, without limitation, the Other Documents) constitute the entire agreement and understanding and supersede all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any director, officer, employee, agent, Affiliate or representative of any party hereto. There are no covenants, agreements, undertakings or obligations with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein and no representations or warranties of any kind or nature whatsoever, express or implied, including any implied warranties of merchantability or fitness for a particular purpose, are made or shall be deemed to be made herein by the parties hereto except those expressly made herein.

13.2 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree and acknowledge that delivery of a signature by facsimile shall constitute execution by such signatory.

13.3 Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning, construction or interpretation of, this Agreement.

13.4 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to its conflict of laws rules..

13.5 Waiver of Jury Trial. Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any ACTION Arising Hereunder.

13.6     Waiver of Conditions.

         (a) To the extent permitted by applicable law (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this
Agreement.

         (b) The rights and remedies of the parties hereto are cumulative and not alternative. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this

                                       60

Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

13.7 Transaction Expenses. Whether or not the transactions contemplated by this
Agreement or the Other Documents are consummated, each of the Buyer and the
Company shall pay its own respective fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof and thereof, including, without limitation, the fees and expenses of its counsel, accountants and other experts; provided, that the Buyer and the Sellers shall each be responsible for one-half of the fees and expenses of the Escrow Agent.

13.8 Construction. Each party has been represented by counsel of its choice in the negotiation of this Agreement. This Agreement shall be deemed to have been drafted by each of the parties hereto jointly, and no rule of construction shall be invoked respecting the authorship hereof.

13.9 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this
Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.

13.10 Amendments. This Agreement may only be amended by a written document signed by Buyer and Sellers. Until such an amendment is signed by both parties, any other agreements, understandings, writings or oral promises or representations that are at odds with the terms of this Agreement will be of no effect and will not in any way be binding upon the parties.

13.11    Assignments; No Third Party Rights.

         (a) Buyer may not assign any of its rights or obligations under this
Agreement without the prior written consent of Sellers and any purported assignment without such consent shall be void. The preceding sentence notwithstanding, Buyer may assign this Agreement or all or any part of its rights and obligations under this Agreement, following written notice to
Sellers, to an Affiliate of Buyer; provided, however, that no such assignment shall relieve Buyer of its obligations under this Agreement.

         (b) Sellers may not assign any of their rights or obligations under this Agreement without the prior written consent of Buyer and any purported assignment without such consent shall be void.

         (c) Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and the Indemnified
Persons, any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement.

                                       61

This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and the Indemnified Persons and their respective successors and permitted assigns.

13.12 Notices. All notices, requests, instructions, claims, demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or by courier service such as Federal Express or by other messenger (as evidenced by written receipt, or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (with confirmation), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses:

         If to Buyer or AHI (or any of the Companies after Closing):

                           Armor Holdings Products, L.L.C.
                           c/o Armor Holdings, Inc.
                           1400 Marsh Landing Parkway, Suite 112
                           Jacksonville, FL  32250
                           Attn:    Robert R. Schiller
                                    President and Chief Operating Officer
                           Fax:     (904) 741-5403

                  and with respect to requests made by Sellers to Buyer under
                  Section 10.3, notice shall also be provided to:

                           Gary M. Julien
                           Corporate Development
                           Armor Holdings, Inc.
                           One Landmark Square, 22nd Floor
                           Stamford, CT 06901
                           (203) 428-2020 (fax)

                  in each instance, with a copy to:

                           Kane Kessler, P.C.
                           1350 Avenue of the Americas, 26th Floor
                           New York, New York  10019
                           Attn:    Robert L. Lawrence
                           Fax:     (212) 245-3009

         If to any of the French Parties:
                           Gary French
                           6033 Lake Vista Drive
                           Bonsall, CA 92003
                           Fax:     (760) 940-6035

                                       62

                  with a copy to:

                           Munger, Tolles & Olson LLP
                           Robert B. Knauss
                           355 S. Grand Avenue, 35th Fl.
                           Los Angeles, CA  90071-1560

         If to any of the Corwin Parties:

                           Jack Corwin
                           7711 Flynn Ranch Road
                           Los Angeles, CA 90046
                           Fax:     (323) 851-9766

                  with a copy to:

                           Munger, Tolles & Olson LLP
                           Robert B. Knauss
                           355 S. Grand Avenue, 35th Fl.
                           Los Angeles, CA  90071-1560

         If to any of the Companies (before Closing) to:

                           Jack Corwin
                           7711 Flynn Ranch Road
                           Los Angeles, CA 90046
                           Fax:     (323) 851-9766

                           and

                           Gary French
                           6033 Lake Vista Drive
                           Bonsall, CA 92003
                           Fax:     (760) 940-6035

                  with a copy to:

                           Munger, Tolles & Olson LLP
                           Robert B. Knauss
                           355 S. Grand Avenue, 35th Fl.
                           Los Angeles, CA  90071-1560

or to such other Persons or addresses as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above
(provided that notice of any change of address shall be effective only upon receipt thereof).

                                       63

13.13 Further Assurances. The parties hereto shall use their commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.14 Additional Rules of Construction. The following provisions shall be applied wherever appropriate herein:

         (a) "herein," "hereby," "hereunder," "hereof" and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

         (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

         (c) all pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require;

         (d) the words "include" and "including" and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words "without limitation";

         (e) all accounting terms not specifically defined herein shall be construed in accordance with GAAP;

         (f) the captions and descriptive headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof;

         (g) any references herein to a particular Section, Article, Exhibit or
Schedule means a Section or Article of, or an Exhibit or Schedule to, this
Agreement unless another agreement is specified;

         (h) the Exhibits and Disclosure Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement as if fully set forth herein; and

         (i) all references to "$" or "Dollars" shall mean United States
Dollars.

13.15 Enforcement of this Agreement. Subject to Section 13.7 above, the parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or default under, this
Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default and to other equitable relief, including, without limitation, specific performance, with bond or other security being required.

13.16 Knowledge. When references are made in this Agreement to information being
"to the knowledge of" a party hereto or similar language, such knowledge shall refer to the knowledge of: (a) for the purposes of knowledge of the Sellers or the Companies, Jack Corwin, Gary French, and Larry Deck, following due inquiry by such persons of the books and records of the

                                       64

Companies for the past two (2) years that are in their immediate custody and control (and in all cases, readily available) and those Company employees who would have primary knowledge of the matter in question; and (b) for the purposes of knowledge of the Buyer, actual knowledge of Robert R. Schiller, Glenn Heiar,
Gary Julien, Scott O'Brien, Stephen E. Croskrey and Franklin Black, without inquiry.

                            [Signature Pages Follows]

                                       65

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

BUYER:                                       SELLERS:

ARMOR HOLDINGS                               JACK B. CORWIN REVOCABLE TRUST,
PRODUCTS, L.L.C.                             DATED JUNE 26, 1992

By: /s/ Robert R. Schiller                   By: /s/ Jack B. Corwin
    -----------------------------                --------------------------
       Name:  Robert R. Schiller                 Name:  Jack B. Corwin
       Title: Manager and Vice President         Title: Trustee

AHI (solely with respect to Articles 7A,     GARY W. AND CAROL D. FRENCH
11, 13 and Section 10.16(a)):                REVOCABLE TRUST,
                                             DATED DECEMBER 31, 1999

ARMOR HOLDINGS, INC.
                                             By: /s/ Gary W. French
                                                 --------------------------
                                                 Name:  Gary W. French
By: /s/ Robert R. Schiller                       Title: Trustee
    ------------------------------
       Name:  Robert R. Schiller
       Title: President and
              Chief Operating Officer

                                             THE FRENCH FAMILY IRREVOCABLE
                                             TRUST, DATED DECEMBER 31, 1999

                                             By: /s/ Gary W. French
                                                 --------------------------
                                                 Name:  Gary W. French
                                                 Title: Trustee

                           (Signature Page Continues)

                                       66

CORWIN (solely with respect to Articles      COMPANIES:
5A, 11, 13 and Sections 10.4, 10.6, 10.10,
10.14(a), 10.15,10.16(a) and  10.20):        BIANCHI INTERNATIONAL

/s/ Jack B. Corwin                           By: /s/ Gary W. French
------------------------------                   ---------------------------
Jack B. Corwin                                   Name:  Gary W. French
                                                 Title: President

FRENCH (solely with respect to Articles      ACCUCASE, LLC
5A, 11, 13 and Sections
10.4, 10.6, 10.10, 10.14(a), 10.14(c),
10.15, 10.16(a), 10.16(b) and 10.20):
                                             By: /s/ Gary W. French
                                                 ---------------------------
                                                 Name:  Gary W. French
/s/ Gary W. French                               Title: President
------------------------------
Gary W. French

                                             Bianchi Gunleather and Leather
                                             Products Co., Inc.,

                                              By: /s/ Gary W. French
                                                  --------------------------
                                                  Name:  Gary W. French
                                                  Title: President